SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

ACADIA Pharmaceuticals Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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ACADIA PHARMACEUTICALS INC.

3611 Valley Centre Drive, Suite 300

San Diego, California 92130

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 26, 2019

Dear Stockholder:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders of ACADIA Pharmaceuticals Inc., a Delaware corporation (“ACADIA” or the “Company”). The meeting will be held on June 26, 2018 at 8:00 a.m. at the Hilton La Jolla Torrey Pines, 10950 North Torrey Pines Road, La Jolla, California 92037 for the following purposes:

1.	To elect two Class III directors named herein to hold office until the Company’s 2022 Annual Meeting of Stockholders.

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To approve an amendment to the Company’s 2010 Equity Incentive Plan, as amended, to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the plan by 8,300,000 shares.

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To approve an amendment to the Company’s 2004 Employee Stock Purchase Plan, as amended, to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the plan by 600,000 shares.

4.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

5.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

6.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

The record date for the annual meeting is April 29, 2019. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to be held on June 26, 2019 at 8:00 a.m. at the

Hilton La Jolla Torrey Pines, 10950 North Torrey Pines Road,

La Jolla, California 92037

The proxy statement and annual report to stockholders

are available at http://ir.acadia-pharm.com.

By Order of the Board of Directors

Austin D. Kim Executive Vice President, General Counsel and Secretary

San Diego, California

April 30, 2019

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet as described in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

ACADIA PHARMACEUTICALS INC.

3611 Valley Centre Drive, Suite 300

San Diego, California 92130

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 26, 2019

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Directors (sometimes referred to as the “Board”) of ACADIA is soliciting your proxy to vote at the 2019 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.

We intend to mail these proxy materials on or about May 7, 2019 to all stockholders of record entitled to vote at the annual meeting.

How do I attend the annual meeting?

The meeting will be held on Wednesday, June 26, 2019, at 8:00 a.m. at the Hilton La Jolla Torrey Pines, 10950 North Torrey Pines Road, La Jolla, California 92037. Information on how to vote in person at the annual meeting is discussed below.

For directions to the annual meeting, please visit the following web address:

https://www.google.com/maps/place/10950+N+Torrey+Pines+Rd,+La+Jolla,+CA+92037

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 29, 2019 will be entitled to vote at the annual meeting. On the record date, there were 144,165,923 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 29, 2019 your shares were registered directly in your name with ACADIA’s transfer agent, Computershare, Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the proxy card that may be mailed to you, or vote by proxy over the telephone or on the internet as instructed below, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 29, 2019 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials were forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are five matters scheduled for a vote:

•	Election of two Class III directors, Laura Brege and Stephen Davis, to hold office until our 2022 Annual Meeting of Stockholders;

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Approval of an amendment to the Company’s 2010 Equity Incentive Plan, as amended, to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the plan by 8,300,000 shares;

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Approval of an amendment to the Company’s 2004 Employee Stock Purchase Plan, as amended, to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the plan by 600,000 shares;

•	Advisory approval of the compensation of the Company’s named executive officers, as disclosed in this proxy statement in accordance with SEC rules; and

•	Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the 2019 Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” both the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

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To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

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To vote over the telephone, dial toll-free 1-800-652-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy. Your vote must be received by 11:59 p.m. Eastern Daylight Time on June 25, 2019 to be counted.

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To vote through the internet, go to http://www.investorvote.com/ACAD to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Daylight Time on June 25, 2019 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If, on April 29, 2019, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you should have received a voting instruction form with these proxy

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materials from that organization rather than from ACADIA. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker, bank or other agent. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

We provide on-line proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on April 29, 2019.

What if I return a proxy card, or otherwise vote, but do not make specific choices?

If you return a signed and dated proxy card, or otherwise vote, without marking voting selections, your shares will be voted “For” the election of each of the two nominees for director, “For” approval of the amendment to the Company’s 2010 Equity Incentive Plan, as amended, “For” approval of the amendment to the Company’s 2004 Employee Stock Purchase Plan, as amended, “For” the advisory approval of executive compensation, and “For” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm, as applicable. If any other matter is properly brought before the meeting, one of the individuals named in the accompanying form of proxy will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares are registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit a properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to ACADIA’s Secretary at 3611 Valley Centre Drive, Suite 300, San Diego, California 92130.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

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If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 8, 2020, to ACADIA’s Secretary at 3611 Valley Centre Drive, Suite 300, San Diego, California 92130. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, your proposal generally must be submitted in writing to the same address no later than March 28, 2020 but no earlier than February 27, 2020. Please review our bylaws, which contain additional requirements regarding advance notice of stockholder proposals and nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For”, “Withhold” and broker non-votes; and, with respect to other proposals, votes “For” and “Against”, abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for each of Proposals 2, 3, 4 and 5, and will have the same effect as “Against” votes. Broker non-votes will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine”, but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors, advisory approval of executive compensation, or certain amendments to charter documents.

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How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes

1	Election of directors	The two nominees receiving the most “For” votes	None	None

2	Amendment to 2010 Equity Incentive Plan, as amended, to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the plan by 8,300,000 shares	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against	None

3	Amendment to 2004 Employee Stock Purchase Plan, as amended, to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the plan by 600,000 shares	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against	None

4	Advisory approval of the compensation of the Company’s named executive officers	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against	None

5	Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against	None

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 144,165,923 shares outstanding and entitled to vote. Thus, the holders of 72,082,962 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

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How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be reported in a Current Report on Form 8-K, which we plan to file within four business days after the date of the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the date of the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The proxy statement and Form 10-K for the year ended December 31, 2018 are available at http://ir.acadia-pharm.com.

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PROPOSAL 1

ELECTION OF DIRECTORS

ACADIA’s Board of Directors is divided into three classes. Each class consists of approximately one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.

The Board of Directors presently has seven members. There are currently two directors in Class III, whose term of office expires in 2019. The two nominees for Class III directors are Laura Brege and Stephen Davis.

Each of Ms. Brege and Mr. Davis is currently a director of the Company who was previously elected by the Company’s stockholders. If elected at the annual meeting, each of these nominees would serve until the 2022 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. The terms of the directors in Classes I and II expire at our 2020 and 2021 Annual Meetings of Stockholders, respectively. It is the Company’s policy to encourage directors and nominees for director to attend the Annual Meeting. All of our directors except Julian C. Baker attended the 2018 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares that would have been voted for that nominee instead will be voted for the election of a substitute nominee proposed by the Board of Directors. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” EACH NAMED NOMINEE

The following table sets forth information as of April 30, 2019 for our directors and executive officers:

Name	Age	Position
Stephen R. Biggar, M.D., Ph.D.	48	Chairman of the Board and Director
Julian Baker	52	Director
Laura Brege	61	Director
James Daly	57	Director
Edmund Harrigan, M.D.	66	Director
Daniel Soland	61	Director
Stephen R. Davis	58	Director and Chief Executive Officer
Srdjan R. Stankovic, M.D., M.S.P.H.	62	President
Austin D. Kim	55	Executive Vice President, General Counsel, and Secretary
Elena H. Ridloff	39	Executive Vice President, Chief Financial Officer
Michael J. Yang	57	Executive Vice President, Chief Commercial Officer

The Nominating and Corporate Governance Committee (the “NCG Committee”) seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise

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and high-level management experience necessary to oversee and direct the Company’s business. The NCG and the Board also recognize the potential importance of diversity in board composition, including diversity of experience, gender and ethnicity. To that end, the NCG Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, as well as the Company’s current needs and future needs, with the goal of having Board members who complement and strengthen the skills of each other through diversity and who also exhibit qualities that the NCG Committee views as critical to effective functioning of the Board, including sound judgment, collegiality, and integrity. The following is a brief biography of each nominee and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the NCG Committee to recommend that person to continue to serve on the Board.

Nominees for Election for a Three-year Term Expiring at the 2022 Annual Meeting

Laura Brege has served as a director of our company since May 2008. Currently, Ms. Brege is Managing Director of Cervantes Life Science Partners, LLC., a health care advisory and consulting company. From September 2012 to July 2015, Ms. Brege served as President and the Chief Executive Officer of Nodality, Inc., a privately held biotechnology company focused on innovative personalized medicine. Prior to joining Nodality in September 2012, Ms. Brege held several senior-level positions at Onyx Pharmaceuticals, Inc., from June 2006 to December 2011, including Executive Vice President and Chief Operating Officer. Before joining Onyx, Ms. Brege was a general partner at Red Rock Capital Management, a venture capital firm specializing in early-stage financing for technology companies, since 1999. Prior to Red Rock, she was the Senior Vice President and Chief Financial Officer at COR Therapeutics. Earlier in her career, Ms. Brege served as Vice President and Chief Financial Officer at Flextronics and Vice President and Treasurer of The Cooper Companies. Ms. Brege currently serves on the boards of directors of HLS Therapeutics, Inc., Pacira BioSciences, Inc., Portola Pharmaceuticals, Inc. and Dynavax Technologies Corporation. During the past five years, Ms. Brege served on the boards of directors of Aratana Therapeutics and Delcath Systems, Inc. The NCG Committee believes that Ms. Brege’s industry background, including her extensive experience as an officer of public companies in the biotechnology industry, position her to make an effective contribution to the Board and the Audit Committee. In addition, her past financial experience and current knowledge of financing trends are extremely valuable to the Board when considering financing strategies for the Company. Ms. Brege earned her undergraduate degree from Ohio University and has an M.B.A. from the University of Chicago.

Stephen R. Davis has served as our Chief Executive Officer and as a director of our company since September 2015. Mr. Davis joined us in July 2014 as our Executive Vice President, Chief Financial Officer and Chief Business Officer and served as our Interim Chief Executive Officer from March through August of 2015. Mr. Davis brings over 20 years of executive-level experience in the pharmaceutical industry. Prior to joining our company, he was Executive Vice President and Chief Operating Officer at Heron Therapeutics, Inc., which he joined in 2013, and Executive Vice President and Chief Operating Officer at Ardea Biosciences, Inc. from 2010 to 2013. Prior to joining Ardea, Mr. Davis served in numerous executive roles at Neurogen Corporation from 1994 to 2010, including Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer. Mr. Davis currently serves on the board of directors of Bellicum Pharmaceuticals, Inc. During the past five years, Mr. Davis served on the boards of directors of Heron Therapeutics and Synageva BioPharma Corp. Earlier in his career, Mr. Davis practiced as a certified public accountant with a major accounting firm and as a corporate and securities attorney with a Wall Street law firm. The NCG Committee believes that Mr. Davis’ deep experience as an executive officer enables him to bring critical company-specific and industrywide knowledge and leadership skills to the Board. Mr. Davis received his Bachelor of Science degree in accounting from Southern Nazarene University and a Juris Doctorate from Vanderbilt University.

The following is a brief biography, and a discussion of the specific experience, qualifications, attributes or skills of each director whose term will continue after the annual meeting.

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Directors Continuing in Office Until the 2020 Annual Meeting

James Daly has served as a director of our company since January 2016. Mr. Daly served as Executive Vice President and Chief Commercial Officer at Incyte Corporation from October 2012 to June 2015. Prior to joining Incyte, Mr. Daly worked for Amgen, Inc. for 10 years, holding multiple leadership positions. In his last role, Mr. Daly served as Senior Vice President, North America Commercial Operations, Global Marketing and Commercial Development. Previously, he served as Vice President and General Manager of Amgen’s Oncology Business Unit. His teams at Amgen were responsible for the successful launch of many products, including Aranesp®, Neulasta®, Vectibix®, Nplate®, Xgeva® and Prolia®. Previously, Mr. Daly spent over 16 years with Glaxo Wellcome/GlaxoSmithKline (GSK) where he held roles of increasing responsibility, including Senior Vice President, General Manager, Respiratory and Anti-Infective Business Unit, and led the U.S. launch of Advair®. He currently serves on the boards of directors of argenx SE, Bellicum Pharmaceuticals, Chimerix Inc. and Halozyme Therapeutics. Mr. Daly earned his B.S. in pharmacy and M.B.A. from the University at Buffalo, The State University of New York.

Edmund P. Harrigan, M.D. has served as a director of our company since November 2015. Dr. Harrigan served as Senior Vice President of Worldwide Safety and Regulatory for Pfizer Inc. from 2012 to 2015, where he led a 3,500-person team in 80 countries that was responsible for collecting, interpreting and reporting clinical safety data for more than 600 marketed products, and managed regulatory interactions with global health agencies. Dr. Harrigan’s previous executive leadership roles at Pfizer included serving as Senior Vice President, Head of Worldwide Business Development, Senior Vice President, Head of Worldwide Regulatory Affairs and Quality Assurance, and Vice President, Head of Neuroscience and Ophthalmology. Earlier in his career at Pfizer, Dr. Harrigan served as Vice President of Clinical Development, Therapeutic Area Head, CNS and Pain. Before entering the pharmaceutical industry in 1990, Dr. Harrigan was a practicing neurologist for seven years. He currently serves on the board of directors of Bellicum Pharmaceuticals and PhaseBio Pharmaceuticals, Inc. Dr. Harrigan earned his B.A. degree in chemistry from St. Anselm College and holds an M.D. from the University of Massachusetts at Worcester.

Directors Continuing in Office Until the 2021 Annual Meeting

Julian C. Baker has served as a director of our company since December 2015. Mr. Baker is a Managing Partner of Baker Bros. Advisors LP, which he and his brother, Felix Baker, Ph.D., founded in 2000. Mr. Baker’s career as a fund manager began in 1994 when he co-founded a biotechnology investing partnership with the Tisch family. Previously, Mr. Baker was employed from 1988 to 1993 by the private equity investment arm of Credit Suisse First Boston. Mr. Baker currently serves on the boards of directors of Genomic Health, Inc. and Incyte Corporation. During the past five years, Mr. Baker served on the board of directors of Idera Pharmaceuticals, Inc. Mr. Baker holds an A.B. from Harvard University.

Stephen R. Biggar, M.D., Ph.D. has served as a director of our company since January 2013. Dr. Biggar is a Partner at Baker Bros. Advisors LP, a registered investment adviser focused on long-term investments in life-sciences companies. Dr. Biggar joined Baker Bros. Advisors LP in 2000. During the past five years, Dr. Biggar served on the board of directors of Synageva BioPharma Corp. Dr. Biggar received an M.D. and a Ph.D. in immunology from Stanford University and received a B.S. in genetics from the University of Rochester.

Daniel Soland has served as a director of our company since March 2015. Mr. Soland served as Chief Executive Officer of uniQure N.V., a human gene therapy company, from December 2015 until September 2016. Mr. Soland previously served as Senior Vice President and Chief Operating Officer of ViroPharma, Inc. starting in 2008 until it was acquired in 2014, and as Vice President and Chief Commercial Officer of ViroPharma from 2006 to 2008. During his tenure at ViroPharma, Mr. Soland managed the commercial, manufacturing and quality organizations, helped build the company’s commercial infrastructure in the United States, Europe, and Canada and led the launch of Cinryze®, one of the most successful ultra-orphan drugs in the United States. Mr. Soland served as President, Chiron Vaccines, of Chiron Corporation from 2005 to 2006 and led the growth of the vaccine business to over $1 billion in sales. From 2002 through 2005, Mr. Soland served as President and Chief

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Executive Officer of Epigenesis Pharmaceuticals. Earlier in his career, Mr. Soland worked for GlaxoSmithKline in increasing roles of responsibility from 1993 to 2002, including as Vice President and Director, Worldwide Marketing Operations, GSK Biologicals. He currently serves on the board of directors of DBV Technologies SA. Mr. Soland holds a B.S. in pharmacy from the University of Iowa.

Set forth below is biographical information for each of our executive officers other than Mr. Davis, whose biographical information is set forth above:

Srdjan Stankovic, M.D., M.S.P.H. has served as our President since November 2018. Dr. Stankovic previously served as our Executive Vice President, Head of Research and Development and has been with our company since November 2015. With a background in clinical and academic psychiatry, Dr. Stankovic brings over 20 years of executive level experience in drug development and clinical and medical affairs. Dr. Stankovic has built and led multidisciplinary teams for small molecules and biologics in therapeutic areas including neurology, psychiatry, oncology, cardiology and pain. He has led teams to achieve approvals of KEPPRA®, FENTORA®, TREANDA®, NUVIGIL® and ARISTADA™. Prior to joining our company, Dr. Stankovic served as Senior Vice President of Clinical Development and Medical Affairs at Alkermes plc. from 2013 to 2015. Prior to Alkermes, he held the position of Senior Vice President and Head of Global Clinical Development for Teva Pharmaceuticals Ltd. He was appointed to this role following Teva’s acquisition of Cephalon, Inc. where he served as Senior Vice President, Worldwide Clinical Research. Dr. Stankovic also served as Senior Vice President, Medical Affairs and Clinical Development CNS at Forest Laboratories, Inc. and held executive positions in research and development at Neurogen Corporation, Johnson and Johnson, and UCB. Dr. Stankovic received his M.D. from the University of Belgrade and holds a Master of Science in public health from the University of Alabama at Birmingham.

Austin D. Kim is our Executive Vice President, General Counsel, and Secretary and has been with our company since July 2018. From 2006 until 2017, Mr. Kim held several senior legal positions at Teva Pharmaceuticals, a global specialty pharmaceutical company. At Teva, Mr. Kim was most recently Vice President and Deputy General Counsel, Corporate/M&A, handling corporate and securities law matters, acquisitions and corporate development, capital markets transactions and corporate governance matters. Before joining Teva, Mr. Kim was Deputy General Counsel at IVAX Corporation, a global generic pharmaceutical company, which was acquired by Teva in 2006. Earlier in his career, Mr. Kim was a senior lawyer at Transamerica Corporation, practiced law at Pillsbury, Madison & Sutro and clerked for Judge Vaughn Walker of the United States District Court, Northern District of California. Mr. Kim received his J.D. from Columbia University School of Law and his A.B. in English literature and economics from Stanford University.

Elena Ridloff, CFA is our Executive Vice President, Chief Financial Officer. Ms. Ridloff was previously Senior Vice President, Investor Relations and Interim Chief Financial Officer and has been with our company since April 2018. Ms. Ridloff joined us from Alexion Pharmaceuticals, Inc., where she served as Executive Director, Investor Relations from April 2014 to January 2016 and Vice President, Investor Relations from January 2016 to March 2018, and served as a member of Alexion’s Operating Committee. While at Alexion, Ms. Ridloff was responsible for building and leading an investor relations function. Prior to joining Alexion, Ms. Ridloff served as the Chief Executive Officer and Managing Member of BIOVISIO, an independent consulting firm providing strategic, financial and investor relations counsel to the life sciences industry, from January 2012 to April 2014. Ms. Ridloff also served as Managing Director at Maverick Capital, a hedge fund responsible for investments in the biotechnology, pharmaceutical, medical device and life science sectors, from July 2005 to January 2012. Ms. Ridloff earned her B.A. in history and sociology of science from the University of Pennsylvania, and is a Chartered Financial Analyst.

Michael J. Yang is our Executive Vice President, Chief Commercial Officer and has been with our company since March 2017. Mr. Yang joined us from Janssen Pharmaceutical Companies of Johnson & Johnson, where he served as President of Janssen Biotech Inc. and was responsible for building Janssen’s U.S. Immunology business, generating more than $8 billion in annual revenues. Mr. Yang began his career at Johnson & Johnson in

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1997 and held numerous senior commercial positions such as President, CNS where he was responsible for growing the anti-psychotic long-acting therapy portfolio. His broad background of commercialization and general management experience also includes roles as the Worldwide General Manager of the Medical Device companies of Therakos, Inc and Veridex, LLC, where he launched new platforms, expanded global revenues and diversified the product lines. Prior to that, Mr. Yang was Vice President of Sales and Marketing, Oncology at Ortho Biotech Inc. Mr. Yang earned his B.S. in business administration, marketing from San Diego State University.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent”, as affirmatively determined by the board of directors. Our Board of Directors consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent”, including those set forth in the applicable Nasdaq listing standards (including as independence is currently defined in Rule 5605(d)(2) of those listing standards).

Consistent with these considerations, after review of all identified relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that all of our current directors are independent directors within the meaning of the applicable Nasdaq listing standards except for Mr. Davis, our Chief Executive Officer.

Our independent directors meet quarterly in regularly scheduled executive sessions at which only non-employee directors are present and which are presided over by the Chairman of the Board. All of the committees of our Board of Directors are comprised entirely of directors determined by the Board to be independent within the meaning of the applicable Nasdaq listing standards.

Board Leadership Structure

Our Board of Directors has an independent chair who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chairman has substantial ability to shape the work of our Board. The Company believes that separation of the positions of Board Chairman and Chief Executive Officer reinforces the independence of our Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Board Chairman can enhance the effectiveness of our Board as a whole.

Role of the Board in Risk Oversight

One of the Board’s functions is risk oversight for the Company. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Compensation Committee is responsible for overseeing the Company’s executive compensation plans and arrangements and assessing

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whether any of our compensation policies or procedures has the potential to encourage excessive risk-taking. The Audit Committee oversees management of financial risks. The Audit Committee also monitors compliance with legal and regulatory requirements related to our finances. The NCG Committee manages risks associated with corporate governance, including the independence of the Board and potential conflicts of interest. Typically, the applicable Board committees discuss the applicable risk oversight at least annually at one of the regularly scheduled meetings for that committee with the relevant employees. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports and reports from management about such risks.

Meetings of the Board of Directors

The Board of Directors met nine times during 2018, including five special telephonic meetings. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served, held during the portion of the last fiscal year for which they were directors or committee members.

Information Regarding Committees of the Board of Directors

The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for 2018:

Name	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
Julian Baker			X
Stephen Biggar, M.D., Ph.D.			X	*	X
Laura Brege	X	*			X
James Daly	X		X
Daniel Soland	X				X	*
Meetings in 2018	4		2		2

*	Committee Chair

Below is a description of the Audit Committee, Compensation Committee and NCG Committee of the Board of Directors. The Board of Directors has determined that each member of such committees meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors is composed of three directors, each of whom is independent, and was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The Audit Committee operates pursuant to a written charter that is available on our website at http://www.acadia-pharm.com. The functions of the Audit Committee include, among other things:

•	reviewing and pre-approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services,

•	reviewing our annual and quarterly results, financial statements and reports and discussing the statements and reports with our independent registered public accounting firm and management,

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•

reviewing and discussing with our independent registered public accounting firm and management, as appropriate, significant issues that arise regarding accounting principles and financial statement presentation, and matters concerning the scope, adequacy and effectiveness of our internal control over financial reporting,

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal auditing controls or auditing matters,

•	establishing procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters, and

•	reviewing and approving any transaction with a related person that must be disclosed by us.

The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in the applicable Nasdaq listing standards). Our Board of Directors has determined that Ms. Brege qualifies as an “audit committee financial expert”, as defined in applicable SEC rules. The Board made a qualitative assessment of Ms. Brege’s level of knowledge and experience based on a number of factors, including her formal education, prior experience and business acumen.

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material”, is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board of Directors. The Audit Committee’s functions are more fully described in its charter, which is available on our website at http://www.acadia-pharm.com. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2018 with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. The Audit Committee also has engaged Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 and is seeking ratification of such selection by the stockholders.

The foregoing report has been furnished by the Audit Committee.

Laura Brege, Committee Chair

James Daly

Daniel Soland

Compensation Committee

The Compensation Committee is composed of three directors and all members of the Compensation Committee are independent. The Compensation Committee operates pursuant to a written charter that is available

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on our website at http://www.acadia-pharm.com. The functions of the Compensation Committee include, among other things:

•	reviewing and recommending to our Board of Directors the compensation and other terms of employment of our executive officers and reviewing and suggesting corporate performance goals and

•	objectives relevant to such compensation, which shall support and reinforce our long-term strategic goals,

•	recommending to our Board of Directors the type and amount of compensation to be paid or awarded to non-employee directors for their service on our Board of Directors and its committees,

•

evaluating and recommending to our Board of Directors the equity incentive plans, compensation plans and similar programs advisable for us, as well as modification, administration or termination of existing plans and programs,

•	establishing policies with respect to equity compensation arrangements,

•

reviewing the terms of any employment agreements, severance arrangements, change-in-control protections and any other compensatory arrangements for our executive officers and approving any such agreements for all officers prior to approval by the Board of Directors, and

•

considering and responding to votes by the Company’s stockholders to approve executive compensation as required by Section 14A of the Exchange Act and determining the Company’s recommendations regarding the frequency of advisory votes on executive compensation.

Each year, the Compensation Committee reviews with management the Company’s Compensation Discussion and Analysis and considers whether to recommend that it be included in proxy statements and other filings.

Compensation Committee Processes and Procedures. Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the chair of the Compensation Committee, in consultation with management. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer does not participate in, and is not present during, any deliberations or determinations of the Compensation Committee regarding his compensation or his individual performance. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the committee’s charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent. For fiscal 2018, after taking into consideration the six factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as a compensation consultant to assist with Board and executive compensation. The Compensation Committee requested that FW Cook:

•	evaluate the efficacy of the Company’s existing executive compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and

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•

assist in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy, including developing performance-based options designed focused on long-term incentives for executive officers.

As part of its engagement, FW Cook was requested by the Compensation Committee to review and update, as necessary, the comparator group of companies used for fiscal 2017 compensation discussions and to perform analyses of competitive performance and compensation levels for that group. At the request of the Compensation Committee, FW Cook also conducted interviews with certain members of the Compensation Committee and senior management to learn more about the Company’s business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which the Company competes. Following an active dialogue with FW Cook and our President and Chief Executive Officer, the Compensation Committee recommended that the Board of Directors approve the recommendations discussed in the Compensation Discussion and Analysis section of this proxy statement.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees, as appropriate. In addition, in 1998, the Board of Directors formed a Non-Officer Stock Option Committee to which it delegated authority to grant, without any further action required by the Compensation Committee, stock options to employees who are not executive officers of the Company. In July 2018, the Board of Directors delegated the authority to grant options under the 2010 Equity Incentive Plan, as amended, to Mr. Davis and Mr. Kim, acting together. The purpose of this delegation of authority is to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options to non-management employees, particularly new employees, within specified limits approved by the Board of Directors. The authority of the Non-Officer Stock Option Committee is specified at least once every quarter, but, generally, it may not grant options in excess of 100,000 shares to any one employee. Typically, as part of its oversight function, the Compensation Committee will review on a quarterly basis the list of grants made by the committee. During fiscal 2018, the subcommittee exercised its authority to grant options to purchase an aggregate of 3,634,351 shares to non-officer employees, including an aggregate of 2,031,351 biannual refresher options grants delegated by the Compensation Committee.

Historically, the Compensation Committee has met at one or more meetings held during the first quarter of the year to discuss and make recommendations to the Board of Directors for annual compensation adjustments, annual bonuses, annual equity awards, and new performance objectives. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the effectiveness of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to it by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which recommends to the Board of Directors any adjustments to his compensation as well as awards to be granted. For all executives, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, executive stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels, compensation surveys, and recommendations of compensation consultants, if applicable.

The specific determinations of the Compensation Committee with respect to executive compensation for fiscal 2018 are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

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Nominating and Corporate Governance Committee

The NCG Committee of the Board of Directors currently is composed of three independent directors and operates pursuant to a written charter that is available on our website at http://www.acadia-pharm.com. The functions of the NCG Committee include, among other things:

•	interviewing, evaluating, nominating and recommending individuals for membership on our Board of Directors,

•	evaluating nominations by stockholders of candidates for election to our Board of Directors,

•	evaluating performance of our Board of Directors and applicable committees of the Board and determining whether continued service on the Board is appropriate,

•	developing, reviewing and amending a set of corporate governance policies and principles, including our Code of Business Conduct and Ethics,

•	considering questions of possible conflicts of interest of officers and directors as such questions arise, and

•	overseeing and reviewing the processes and procedures we use to provide information to the Board of Directors and its committees.

Candidates for director nominees are reviewed in the context of the current composition of our Board of Directors, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the NCG Committee considers skills, diversity, age, and such other factors as it deems appropriate given the current needs of the Board of Directors and ACADIA, to maintain a balance of knowledge, experience and capability. The NCG Committee does not have a formal policy regarding diversity, but does recognize the potential importance of diversity in board composition, including diversity of experience, gender and ethnicity, and believes that directors should represent a diversity of viewpoints. To these ends, the NCG Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, as well as the Company’s current needs and future needs, with the goal of having Board members who complement and strengthen the skills of each other through diversity and who also exhibit qualities that the NCG Committee views as critical to effective functioning of the Board of Directors, including sound judgment, collegiality, and integrity. In the case of incumbent directors whose terms of office are set to expire, the NCG Committee reviews such directors’ experience, qualifications, attributes, overall service to us during their term, including the number of meetings attended, level of participation, quality of performance, and any other relevant considerations. In the case of new director candidates, the NCG Committee also determines whether the nominee would be independent under applicable Nasdaq listing standards, and SEC rules and regulations with the advice of counsel, if necessary. The NCG Committee uses its network of contacts to compile a list of potential candidates, but has also engaged, when it deemed appropriate, a professional search firm. The NCG Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board of Directors. The NCG Committee meets to discuss and consider candidates’ qualifications and selects candidates for recommendation to the Board by majority vote.

The NCG Committee will consider director candidates recommended by stockholders. The NCG Committee does not intend to alter the manner in which it evaluates candidates, based on whether the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the NCG Committee must do so by delivering a written recommendation to the NCG Committee at the following address: 3611 Valley Centre Drive, Suite 300, San Diego, California 92130. Each submission must set forth: the name and address of the stockholder on whose behalf the submission is made; the number of our shares that are owned beneficially by such stockholder as of the date of the submission; the full name of the proposed candidate; a description of the proposed candidate’s business experience for at least the previous five years; complete biographical information for the proposed candidate; and a description of the proposed candidate’s qualifications as a director. For the proposed candidate to be considered for nomination for the 2020 Annual Meeting of

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Stockholders, the written communication must be received no earlier than February 27, 2020 and no later than by March 28, 2020.

Stockholder Communications With the Board of Directors

Our Board of Directors has adopted a formal process by which stockholders may communicate with the Board of Directors or any of its directors. Stockholders who wish to communicate with the Board of Directors may do so by sending written communications addressed to the Company’s General Counsel at 3611 Valley Centre Drive, Suite 300, San Diego, CA 92130. All communications will be compiled by the General Counsel and submitted to the Board or the individual directors on a periodic basis. These communications will be reviewed by the General Counsel, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board of Directors to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). All communications directed to the Audit Committee in accordance with the Company’s Open Door Policy for Reporting Complaints Regarding Accounting and Auditing Matters, discussed below, will be treated in accordance with that policy.

Code of Ethics

We have adopted the ACADIA Pharmaceuticals Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at http://www.acadia-pharm.com. If we make any substantive amendments to this Code of Business Conduct and Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Open Door Policy for Reporting Accounting and Auditing Matters

We have adopted an Open Door Policy for Reporting Complaints Regarding Accounting and Auditing Matters to facilitate the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submission by our employees of concerns regarding these matters. The Open Door Policy is available on our website at http://www.acadia-pharm.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2018, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except that one report in October 2018 for each of Messrs. Davis, Stankovic, Yang and Young were filed late.

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PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE 2010 EQUITY INCENTIVE PLAN

Overview

On April 27, 2019, our Board of Directors amended the ACADIA Pharmaceuticals Inc. 2010 Equity Incentive Plan, as amended (the “2010 Plan”), subject to stockholder approval, to among other things, increase the number of shares of common stock authorized for issuance under the 2010 Plan by 8,300,000 shares. We refer to the 2010 Plan, as so amended, as the “Amended 2010 Plan” throughout this proxy statement. References in this proposal to our Board of Directors include the Compensation Committee of the Board where applicable.

A description of the material terms of the Amended 2010 Plan are summarized below. The key difference between the terms of the 2010 Plan and the Amended 2010 Plan is as follows:

•	The Amended 2010 Plan provides that an additional 8,300,000 shares may be issued pursuant to stock awards granted under the Amended 2010 Plan.

In this Proposal 2, our Board of Directors is requesting stockholder approval of the Amended 2010 Plan, including the increase to the number of shares of common stock authorized for issuance under the Amended 2010 Plan by 8,300,000 shares. As of December 31, 2018, approximately 6,700,000 shares were authorized for issuance under the 2010 Plan. If stockholder approval of this Proposal 2 is obtained, therefore, an aggregate of approximately 15,000,000 shares will be authorized for issuance under the Amended 2010 Plan, less the number of shares underlying equity awards (1) that have been granted since December 31, 2018 (after applying the share counting provisions described herein) and (2) that are intended to be granted prior to the date of the 2019 Annual Meeting. The Board of Directors believes that the Amended 2010 Plan is an integral part of our long-term compensation philosophy and the Amended 2010 Plan is necessary to continue providing the appropriate levels and types of equity compensation for our employees.

Equity Awards Are an Integral Component of Our Compensation Program

Equity awards have been historically and, we believe, will continue to be an integral component of our overall compensation program for our employees and directors. Approval of the Amended 2010 Plan will allow us to continue to grant stock options and other equity awards at levels we determine to be appropriate in order to attract new employees and directors, retain our existing employees and to provide incentives for such persons to exert maximum efforts for the Company’s success and ultimately increase stockholder value. The Amended 2010 Plan allows the Company to utilize a broad array of equity incentives with flexibility in designing such incentives, including traditional option grants, stock appreciation rights, restricted stock awards, restricted stock unit awards and performance stock awards.

At December 31, 2018, stock awards covering an aggregate of 19,868,781 shares were outstanding under our 2004 Equity Incentive Plan (the “2004 Plan”) and the 2010 Plan, collectively. In addition, 6,676,769 shares remained available for future grant under the 2010 Plan as of such date.

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The following table provides certain additional information regarding our equity incentive program as of December 31, 2018.

As of December 31, 2018
Total number of shares of common stock subject to outstanding stock options	19,868,781
Weighted-average exercise price of outstanding stock options	$28.04
Weighted-average remaining term of outstanding stock options	7.6 years
Total number of shares of common stock subject to outstanding full value awards	373,706
Total number of shares of common stock available for grant under the 2010 plan	6,676,769
Total number of shares of common stock available for grant under other equity incentive plans	—
Total number of shares of common stock outstanding	143,853,597
Per-share closing price of common stock as reported on Nasdaq Global Select Market	$16.17

The Size of Our Share Reserve Increase Request Is Reasonable

If our request to increase the share reserve of the Amended 2010 Plan by 8,300,000 shares is approved, we will have approximately 10,800,000 shares authorized for issuance after the Annual Meeting, after taking into account grants made after December 31, 2018 and those anticipated to be made through the date of our Annual Meeting. We believe that such number of shares will be sufficient to attract, retain and motivate employees for the next year. We anticipate seeking approval from our stockholders in 2020 of an additional increase to the share reserve under the Amended 2010 Plan. The size of our request is also reasonable in light of the equity granted to our employees and directors over the last three years.

We Manage Our Equity Incentive Award Use Carefully, and Dilution Is Reasonable

We continue to believe that equity awards such as stock options and other types of stock awards are a vital part of our overall compensation program. Our compensation philosophy reflects broad-based eligibility for equity incentive awards, and we grant awards to substantially all of our employees. However, we recognize that equity awards dilute existing stockholders, and, therefore, we must responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” to ensure that we maximize stockholders’ value by granting the appropriate number of equity incentive awards necessary to attract, reward, and retain employees.

The following table shows our historical dilution and burn rate percentages for fiscal years 2018, 2017 and 2016.

As of December 31	2018	2017	2016
Full Dilution(1)	16%	14%	12%
Gross Burn Rate(2)	4%	6%	5%

(1)

Full dilution is calculated as (shares available for grant + shares subject to outstanding equity incentive awards)/(common stock outstanding + shares available for grant + shares subject to outstanding equity incentive awards).

(2)	Gross Burn Rate is calculated as (shares subject to options granted + shares subject to other equity incentive awards granted)/weighted average common shares outstanding.

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Burn Rate

The following table provides detailed information regarding the activity related to our equity incentive plans for fiscal years 2018, 2017 and 2016.

Fiscal Year	2018	2017	2016
Total number of shares of common stock subject to stock options granted	5,273,665	7,867,683	5,721,335
Total number of shares of common stock subject to full value awards granted	383,811	—	—
Weighted-average number of shares of common stock outstanding	126,583,000	122,600,000	115,858,000
Burn Rate	4%	6%	5%

The approval of the Amended 2010 Plan will allow us to continue to grant stock options, and would allow us to grant other awards described below, at levels determined appropriate by our Board of Directors or its delegate. The Amended 2010 Plan will continue to provide us with flexibility in designing equity incentives in an environment where a number of companies have moved from traditional option grants to other stock-based awards, including stock appreciation rights, restricted stock awards, restricted stock unit awards, and performance stock awards. The Amended 2010 Plan allows us to utilize multiple types of equity incentives in order to secure and retain the services of our employees, consultants and directors, and to provide long-term incentives that align the interests of our employees, consultants and directors with the interests of our stockholders. We generally do not make awards to consultants and have no current plans to make any awards to consultants under the Amended 2010 Plan.

Important Aspects of Our Amended 2010 Plan Designed to Protect Our Stockholders’ Interests

The Amended 2010 Plan includes certain provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

•

Stockholder approval is required for additional shares. The Amended 2010 Plan does not contain an annual “evergreen” provision. Thus, stockholder approval is required each time we need to increase the share reserve allowing our stockholders the ability to have a say on our equity compensation programs.

•

Repricing is not allowed. The Amended 2010 Plan prohibits the repricing of outstanding equity awards and the cancelation of any outstanding equity awards that have an exercise price or strike price greater than the current fair market value of our common stock in exchange for cash or other stock awards under the Amended 2010 Plan.

•

Share counting provisions. The share reserve under the Amended 2010 Plan is reduced one share for each share of common stock issued pursuant to an option, stock appreciation right and or other stock award with an exercise price that is at least 100% of the fair market value of our common stock on the date of grant (an “Appreciation Award”) granted under the Amended 2010 Plan and 1.42 shares for each share of common stock issued pursuant to a stock award that is not an Appreciation Award (a “Full Value Award”) under the Amended 2010 Plan. This helps to ensure that management and our Board of Directors and Compensation Committee is using the share reserve effectively and with regard to the value of each type of equity award.

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Minimum vesting requirements. The Amended 2010 Plan provides that, except as may be provided in connection with a corporate transaction or a change in control (and excluding for substitute awards, awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting), no stock award granted on or after June 13, 2017 may vest until at least 12 months following the date of grant of such award, except that up to 5% of the share reserve of the Amended 2010 Plan may be subject to awards granted on or after June 13, 2017 that do not meet such vesting requirements.

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Submission of amendments to Amended 2010 Plan to stockholders. The Amended 2010 Plan requires stockholder approval for material amendments to the Amended 2010 Plan, including as noted above, any increase in the number of shares reserved for issuance under the Amended 2010 Plan.

•

Flexibility in designing equity compensation scheme. The Amended 2010 Plan allows us to provide a broad array of equity incentives, including traditional option grants, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, and other stock awards. By providing this flexibility we can quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.

•

Broad-based eligibility for equity awards. We grant equity awards to the vast majority of our employees. By doing so, we tie our employees’ interests with stockholder interests and motivate our employees to act as owners of the business.

•

Restrictions on dividends. The Amended 2010 Plan provides that (i) no dividends or dividend equivalents may be paid with respect to any shares of our common stock subject to an award before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest, and (iv) in no event shall dividends be paid or credited with respect to an Appreciation Award.

•	The Amended 2010 Plan contains a limit on the total annual compensation that may be paid or granted to any non-employee director for service as a director.

General 2010 Plan Information

Our 2010 Plan was adopted by the Board of Directors on March 12, 2010 and approved by our stockholders on June 11, 2010. The 2010 Plan was the successor to and continuation of the 2004 Plan. All outstanding stock awards granted under the 2004 Plan continue to be subject to the terms and conditions as set forth in the agreements evidencing such stock awards and the terms of the 2004 Plan; provided, however, that any shares subject to outstanding stock options granted under the 2004 Plan that expire or terminate for any reason prior to exercise become available for issuance pursuant to stock awards granted under the Amended 2010 Plan. Following June 11, 2010, the effective date of the 2010 Plan, no additional stock awards have been granted under the 2004 Plan. As of June 11, 2010, 802,809 shares remaining available for issuance as new stock awards under the 2004 Plan became available for issuance pursuant to stock awards granted under the 2010 Plan. In March 2013, our Board of Directors adopted, and in June 2013, our stockholders approved, an amendment to the 2010 Plan to increase the number of shares reserved for issuance under the 2010 Plan by 7,500,000 shares. In April 2015, our Board of Directors adopted, and in June 2015, our stockholders approved, an amendment to the 2010 Plan to increase the number of shares reserved for issuance under the 2010 Plan by 5,000,000 shares. In April 2016, our Board of Directors adopted, and in June 2016, our stockholders approved, an amendment to the 2010 Plan to increase the number of shares reserved for issuance under the 2010 Plan by 3,000,000 shares. In April 2017, our Board of Directors adopted, and in June 2017, our stockholders approved, an amendment to the 2010 Plan to increase the number of shares reserved for issuance under the 2010 Plan by 5,500,000 shares. In April 2018, our Board of Directors adopted, and in June 2018, our stockholders approved, an amendment to the 2010 Plan to increase the number of shares reserved for issuance under the 2010 Plan by 6,700,000 shares.

In this Proposal 2, stockholders are requested to approve the Amended 2010 Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on this matter at the Annual Meeting will be required to approve the adoption of the Amended 2010 Plan. Abstentions will be counted toward the tabulation of votes cast on Proposal 2 and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.

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THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

Description of the Amended 2010 Plan

The material features of the Amended 2010 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the Amended 2010 Plan. Stockholders are urged to read the actual text of the Amended 2010 Plan in its entirety, which is appended to this proxy statement as Appendix A and may be accessed from the SEC’s website at www.sec.gov.

Background

The terms of the Amended 2010 Plan provide for the grant of both nonstatutory stock options (“NSOs”) and incentive stock options (“ISOs”), restricted stock, restricted stock units, stock appreciation rights, other stock-related awards, and performance awards that may be settled in cash, stock, or other property.

Shares Available for Awards

If this Proposal 2 is approved, the total number of shares of our common stock reserved for issuance under the Amended 2010 Plan will consist of:

•

the number of shares that are subject to stock awards outstanding under the 2004 Plan and the 2010 Plan, as of December 31, 2018, that subsequently expire or terminate for any reason prior to exercise or settlement or are forfeited because of the failure to meet a contingency or condition required to vest vesting;

•	the number of shares previously reserved for issuance under the 2010 Plan, of which 6,676,768 remained available for future grant as of December 31, 2018; plus

•	8,300,000 shares being added under this Proposal 2; less

•	the number of shares subject to awards granted after December 31, 2018 and prior to the Annual Meeting.

We call this aggregate number the “Share Reserve.” The number of shares available for issuance under the Amended 2010 Plan is reduced by (i) one share for each share of common stock issued pursuant to a Stock Appreciation Right, (ii) 1.47 shares for each share issued pursuant to a Full Value Award granted under the Amended 2010 Plan between June 6, 2018 and June 26, 2019 and (iii) 1.42 shares for each share issued pursuant to a Full Value Award granted under the Amended 2010 Plan on or after June 26, 2019. The Share Reserve under the Amended 2010 Plan may be exceeded so long as the number of shares of common stock actually issued upon the vesting or exercise of equity awards made under the Amended 2010 Plan does not exceed the Share Reserve.

As of December 31, 2018, there were 6,676,769 shares of common stock (plus any shares that might thereafter be returned to the plan as a result of cancellation or expiration of options) available for future grant under the 2010 Plan. In addition, as of such date, stock awards covering an aggregate of 19,868,781 shares, collectively, were outstanding under the 2004 Plan and the 2010 Plan, and no other awards were outstanding. The weighted average exercise price of all options outstanding as of December 31, 2018 was approximately $28.04 and the weighted average remaining term of such options was approximately 7.6 years. A total of 143,853,597 shares of our common stock were outstanding as of December 31, 2018.

If we issue common stock pursuant to a stock award and the common stock is later forfeited, then the forfeited shares will become available for issuance under the Amended 2010 Plan. To the extent that a Full Value Award again becomes available for issuance under the Amended 2010 Plan, then the number of shares of common stock available for issuance under the Amended 2010 Plan will increase by 1.47 shares for Full Value

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Awards granted between June 6, 2018 and June 26, 2019, and by 1.42 shares for Full Value Award granted after June 26, 2019. Any shares we reacquire pursuant to our withholding obligations and any shares we reacquire as consideration for the exercise of an option or stock appreciation right, however, do not become available for issuance under the Amended 2010 Plan. In addition, if the exercise price of any award is satisfied by the tender of shares of common stock to us (whether by actual delivery or attestation), the tendered shares do not become available for issuance under the Amended 2010 Plan.

Eligibility

All of our approximately 465 employees and all of our six non-employee directors are eligible to participate in the Amended 2010 Plan and may receive all types of awards; provided that incentive stock options may be granted under the Amended 2010 Plan only to our employees in the United States. Our consultants are also eligible to participate in the Amended 2010 Plan, but we generally do not make awards to consultants and have no current plans to make any awards to consultants under the Amended 2010 Plan.

Limit on Non-Employee Director Compensation

Under the Amended 2010 Plan, the following limit on compensation will apply to non-employee directors. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a non-employee director with respect to any period commencing on the date of the Company’s Annual Meeting of Stockholders for a particular year and ending on the day immediately prior to the date of the Company’s Annual Meeting of Stockholders for the next subsequent year, including awards granted and cash fees paid by the Company to such non-employee director, will not exceed (i) $1,500,000 in total value or (ii) in the event such non-employee director is first appointed or elected to the Board during such period, $2,000,000 in total value, in each case calculating the value of any awards based on the grant date fair value of such awards for financial reporting purposes.

Administration

The Amended 2010 Plan is administered by our Board of Directors, which may in turn delegate authority to administer the plan to a committee. Our Board of Directors has delegated administration of the Amended 2010 Plan to our Compensation Committee and an additional Non-Officer Stock Option Committee created by the Board that has separate but concurrent jurisdiction with the Compensation Committee to make certain discretionary equity awards under the Amended 2010 Plan to all eligible employees other than executive management. Subject to the terms of the Amended 2010 Plan, our Compensation Committee may determine the recipients, numbers and types of stock awards to be granted, and terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the terms of the Amended 2010 Plan and limitations on the size of individual and aggregate grants that are set quarterly by our Board of Directors, our Non-Officer Stock Option Committee may determine the recipients and numbers of stock options to be granted, provided that the terms and conditions of the option awards conform to pre-approved standards regarding the period of their exercisability and vesting. The fair market value applicable to a stock award and the exercise price of options granted under the Amended 2010 Plan is determined in accordance with the terms of the Amended 2010 Plan.

At the discretion of our Board of Directors, the Compensation Committee may consist solely of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act. Our Compensation Committee has the authority to delegate certain administrative powers to a subcommittee of one or more members. As used herein, except as explicitly stated otherwise, with respect to the Amended 2010 Plan, the “Board” refers to any committee the Board of Directors appoints (including the Compensation Committee and the Non-Officer Stock Option Committee) or, if applicable, any subcommittee, as well as to the Board of Directors itself.

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Repricing

Under the Amended 2010 Plan, the Board does not have the authority to reprice any outstanding stock options or stock appreciation rights by reducing the exercise price of the stock award or cancelling any outstanding stock awards in exchange for cash or other stock awards under the plan without the approval of our stockholders (which approval must be obtained within 12 months prior to the repricing event).

Minimum Vesting Requirements

Under the Amended 2010 Plan, except as may be provided in connection with a corporate transaction or a change in control, no stock award granted on or after June 13, 2017 may vest until at least 12 months following the date of grant of such stock award, except that up to 5% of the share reserve of the Amended 2010 Plan may be subject to stock awards granted on or after June 13, 2017 that do not meet such vesting requirements.

Dividends and Dividend Equivalents

The Amended 2010 Plan provides that dividends or dividend equivalents may be paid or credited with respect to any shares of our common stock subject to an award, as determined by the Board and contained in the applicable award agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.

Options

Options may be granted under the Amended 2010 Plan pursuant to stock option agreements. The Amended 2010 Plan permits the grant of options that qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described in this section.

The exercise price of NSOs may not be less than 100% of the fair market value of the common stock subject to the option on the date of grant. The exercise price of ISOs may not be less than 100% of the fair market value of the common stock subject to the option on the date of grant and, in some cases (see “Limitations” below), may not be less than 110% of such fair market value.

The term of stock options granted under the Amended 2010 Plan may not exceed ten years. Unless the terms of an optionholder’s stock option agreement provide for earlier or later termination, if an optionholder’s service relationship with us, or any affiliate of ours, ceases due to (i) disability, the optionholder may exercise any vested options for up to 12 months after the date the service relationship ends or (ii) death, the optionholder’s beneficiary, may exercise any vested options for up to 18 months after the date the service relationship ends. Except as explicitly provided otherwise in an optionholder’s award agreement, if an optionholder’s service relationship with us is terminated for “cause” as defined in the Amended 2010 Plan, all options terminate upon the service termination date, and the optionholder is prohibited from exercising any option from the time of such termination. If an optionholder’s service relationship with us ceases for any reason other than for cause or upon disability or death, the optionholder may exercise any vested options for up to three months after the date the service relationship ends, unless the terms of the stock option agreement provide for a longer or shorter period to exercise the option. For example, non-employee directors have three years from the end of their service on the Board to exercise options that have vested as of their service termination date. In no event may an option be exercised after its expiration date. Under the Amended 2010 Plan, the option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws or if the sale of stock received upon exercise of an option would violate our insider trading policy. In no event, however, may any option be exercised beyond the expiration of its term.

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Acceptable forms of consideration for the purchase of our common stock issued under the Amended 2010 Plan will be determined by our Board and may include cash, check, bank draft or money order made payable to us, common stock previously owned by the optionholder, payment through a broker assisted exercise or, for NSOs only, a net exercise feature, or other legal consideration approved by our Board.

Options granted under the Amended 2010 Plan may become exercisable in cumulative increments, or “vest”, as determined by our Board at the rate specified in the option agreement (subject to the limitations described in “Minimum Vesting Requirements” above). Shares covered by different options granted under the Amended 2010 Plan may be subject to different vesting schedules as our Board may determine. Vesting can be time-based or performance-based or can be a hybrid of performance- and time-based vesting. Our Board also has flexibility to provide for accelerated vesting of equity awards in certain events. Our Board and Compensation Committee intend to continue to grant stock options to our officers with accelerated vesting, subject to additional conditions, in the event of a change of control of the Company as defined in the Amended 2010 Plan.

Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order. However, an optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.

Limitations

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The options or portions of options that exceed this limit are treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the option exercise price must be at least 110% of the fair market value of the stock subject to the option on the date of grant; and

•	the term of any ISO must not exceed five years from the date of grant.

The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of ISOs will be 28 million under the Amended 2010 Plan. In addition, no employee may be granted options, stock appreciation rights, or other stock awards under the Amended 2010 Plan covering more than two million shares of our common stock in any calendar year.

Restricted Stock Awards

Restricted stock awards may be granted pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the recipient’s past or future services performed for us or an affiliate of ours, or any other form of legal consideration acceptable to the Board. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by our Board (subject to the limitations described in “Minimum Vesting Requirements” above). Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any legal form acceptable to the Board. We will settle a payment due to a recipient of a restricted stock unit award by delivery of shares of our common stock, by cash, by a combination

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of cash and stock as deemed appropriate by our Board, or in any other form of consideration determined by our Board and set forth in the restricted stock unit award agreement. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by our Board (subject to the limitations described in “Minimum Vesting Requirements” above). Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Stock Appreciation Rights

Stock appreciation rights may be granted pursuant to a stock appreciation right agreement. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by our Board, but shall in no event be less than 100% of the fair market value of the stock subject to the stock appreciation right at the time of grant. Our Board may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate (subject to the limitations described in “Minimum Vesting Requirements” above). Stock appreciation rights may be paid in our common stock, in cash, in any combination of the two, or any other form of legal consideration approved by our Board and contained in the stock appreciation right agreement. Stock appreciation rights shall be subject to the same conditions upon termination and restrictions on transfer as stock options under the Amended 2010 Plan.

Performance Stock Awards

The Amended 2010 Plan provides for the grant of performance stock awards. Performance awards may be granted, may vest or may be exercised based upon the attainment during a certain period of time of certain performance goals (subject to the limitations described in “Minimum Vesting Requirements” above). The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained shall be determined by the Board.

Performance goals under the Amended 2010 Plan shall be determined by the Board or a committee of the Board, based on any one or more of the following performance criteria: (i) the attainment of certain target levels of, or a specified percentage increase in, revenues, earnings, income before taxes and extraordinary items, net income, operating income, earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including, without limitation, that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee; (v) earnings per share or the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in return on capital employed or return on invested capital; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders’ equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels in, or specified increases in, the fair market value of the shares of the Company’s common stock; (x) the growth in the value of an investment in the Company’s common stock; (xi) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in, all or a portion of controllable expenses or costs or other expenses or costs; (xii) gross or net sales, revenue and growth of sales revenue (either before or after cost of goods, selling and general administrative expenses, research and development expenses and any other expenses or interest); (xiii) total stockholder return; (xiv) return on assets or net assets; (xv) return on sales; (xvi) operating profit or net operating profit; (xvii) operating margin; (xviii) gross or net profit margin; (xix) cost reductions or savings; (xx) productivity; (xxi) operating efficiency; (xxii) working

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capital; or (xxiii) market share; (xxiv) customer satisfaction; (xxv) workforce diversity;(xxvi) results of clinical trials; (xxvii) acceptance of a new drug application by a regulatory body; (xxviii) regulatory body approval for commercialization of a product; (xxix) regulatory body approval of additional indications or improved labeling for an already- approved product; (xxx) launch of a new drug; (xxxi) completion of out-licensing, in-licensing or disposition of product candidates or other acquisition or disposition projects; (xxxii) successful completion of a financing; (xxxiii) maintenance and enhancement of investor base; and (xxxiv) other measures of performance selected by our Board. These performance criteria can be calculated under generally accepted accounting principles (“GAAP”) or can be calculated using non-GAAP results as predetermined when establishing the performance goals.

Other Stock Awards

Other forms of stock awards valued in whole or in part with reference to our common stock may be granted either alone or in addition to other stock awards under the Amended 2010 Plan. Our Board will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other conditions of such other stock awards. Other forms of stock awards may be subject to vesting in accordance with a vesting schedule to be determined by our Board (subject to the limitations described in “Minimum Vesting Requirements” above).

Changes to Capital Structure

In the event that there is a specified type of change in our capital structure not involving the receipt of consideration by us, such as a stock split or stock dividend, the class and number of shares reserved under the Amended 2010 Plan (including share limits) and the class and number of shares and exercise price or strike price, if applicable, of all outstanding stock awards will be appropriately adjusted.

Corporate Transactions

In the event of certain significant corporate transactions, our Board has the discretion to take one or more of the following actions with respect to outstanding stock awards under the Amended 2010 Plan:

•	arrange for assumption, continuation, or substitution of a stock award by a surviving or acquiring entity (or its parent company);

•

arrange for the assignment of any reacquisition or repurchase rights applicable to any shares of our common stock issued pursuant to a stock award to the surviving or acquiring corporation (or its parent company);

•	accelerate the vesting and exercisability of a stock award followed by the termination of the stock award;

•	arrange for the lapse of any reacquisition or repurchase rights applicable to any shares of our common stock issued pursuant to a stock award;

•

cancel or arrange for the cancellation of a stock award, to the extent not vested or not exercised prior to the effective date of the corporate transaction, in exchange for cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

•

arrange for the surrender of a stock award in exchange for a payment equal to the excess of (a) the value of the property the holder of the stock award would have received upon the exercise of the stock award, over (b) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action for each stock award.

For purposes of the Amended 2010 Plan, a corporate transaction will be deemed to occur in the event of the consummation of (i) a sale of all or substantially all of our consolidated assets, (ii) a sale of at least 50% of our

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outstanding securities, (iii) a merger or consolidation in which we are not the surviving corporation, or (iv) a merger or consolidation in which we are the surviving corporation but shares of our outstanding common stock are converted into other property by virtue of the transaction.

A stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control, as provided in the stock award agreement or in any other written agreement between us and the participant, but in the absence of such provision, no acceleration shall occur.

Plan Amendments

Our Board will continue to have the authority to amend or terminate the Amended 2010 Plan. However, no amendment, including the one put forth in this Proposal 2, or termination of the plan will adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any amendment to the Amended 2010 Plan as required by applicable law.

U.S. Federal Income Tax Consequences

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The Amended 2010 Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO where the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionholder is employed by us, that income will be subject to withholding tax. The optionholder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionholder’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.

Incentive Stock Options

The Amended 2010 Plan provides for the grant of stock options that qualify as “incentive stock options”, as defined in Section 422 of the Code. Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an ISO, subject to alternative minimum tax obligations upon exercise of an ISO. If the optionholder holds a share received on exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionholder disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will

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recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that stock option generally will be an adjustment included in the optionholder’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s tax basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

We may grant under the Amended 2010 Plan stock appreciation rights separate from any other award or in tandem with other awards under the Amended 2010 Plan.

Where the rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date and where the recipient may only receive the appreciation inherent in the stock appreciation rights in

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shares of our common stock, the recipient will recognize ordinary compensation income equal to the fair market value of the stock received upon such exercise. If the recipient may receive the appreciation inherent in the stock appreciation rights in cash or other property and the stock appreciation right has been structured to conform to the requirements of Section 409A of the Code, then the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Restricted Stock Units

Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary compensation income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s tax basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Section 162 Limitations

Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Code. The exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered employees in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

Interest of Certain Persons in the Amended 2010 Plan

Stockholders should understand that our directors, executive officers and other employees may be considered as having an interest in the approval of the Amended 2010 Plan because they may, in the future, receive awards under it. If approved, the annual grants made to our non-employee directors in connection with our Annual Meeting, beginning with the 2019 Annual Meeting of Stockholders, would be issued under the Amended 2010 Plan. This would include an option for 15,000 shares for each non-employee director. The Board believes that it is important to our growth and long-term success to be able to continue to offer these incentives.

New Plan Benefits

No awards that may be made under the Amended 2010 Plan to any of the Named Executive Officers are currently determinable, as there are no guaranteed or contractually required awards. Future grants to the Named

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Executive Officers are subject to approval of our Board or the applicable committee. Awards covering up to 135,000 shares may be made to all current non-employee directors as a group, including one nominee for re-election at the Annual Meeting. As described in the preceding paragraph, this amount reflects the NSO grants to be made pursuant to our non-employee director compensation plan at the Annual Meeting as described under “Director Compensation” below.

Equity Compensation Plan Information

The following table provides certain information, as of December 31, 2018, with respect to all of our equity compensation plans in effect on that date:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders(1)	20,330,811	$27.70	6,742,736
Equity compensation plans not approved by stockholders(2)	—	$—	—

Total	20,330,811	$27.70	6,742,736

(1)	Includes the 2004 Plan, the 2010 Plan and our 2004 Employee Stock Purchase Plan (the “ESPP”). 65,967 shares under column (c) are attributable to our ESPP.
(2)	As of December 31, 2018, we did not have any equity compensation plans that were not approved by our stockholders.

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PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE 2004 EMPLOYEE STOCK PURCHASE PLAN

Overview

On April 27, 2019, our Board of Directors amended the ACADIA Pharmaceuticals Inc. 2004 Employee Stock Purchase Plan, as amended (the “Purchase Plan”), subject to stockholder approval, to, among other things, increase the number of shares of common stock authorized for issuance under the Purchase Plan by 600,000 shares. We refer to the Purchase Plan, as so amended, as the “Amended Purchase Plan” throughout this proxy statement. References in this proposal to our Board of Directors include the Compensation Committee of the Board, where applicable.

A description of the material terms of the Amended Purchase Plan are summarized below. The key differences between the terms of the Purchase Plan and the Amended Purchase Plan are as follows:

•	The Amended Purchase Plan provides that an additional 600,000 shares of our common stock may be issued pursuant to purchase rights granted under the Amended Purchase Plan; and

•

The Amended Purchase Plan provides that offerings under the Amended Purchase Plan may provide that shares of our common stock purchased pursuant to purchase rights granted under the Amended Purchase Plan may be subject to a minimum holding period.

In this Proposal 3, our Board of Directors is requesting stockholder approval of the Amended Purchase Plan, including the increase to the number of shares of common stock authorized for issuance under the Purchase Plan by 600,000 shares. The Board of Directors believes that the Amended Purchase Plan is an integral part of our long-term compensation philosophy and the Amended Purchase Plan is necessary to continue providing the appropriate levels and types of equity compensation for our employees.

Why We Are Asking Our Stockholders to Approve the Amended Purchase Plan

As of December 31, 2018, 154,291 shares were available for future issuance under the Purchase Plan without giving effect to the approval of the Amended Purchase Plan. Without replenishment, we believe such amount may be insufficient to meet our anticipated employee recruiting and retention needs beyond the second quarter of 2019.

Important Aspects of Our Purchase Plan Designed to Protect Our Stockholders’ Interests

The Amended Purchase Plan includes certain provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

•

Stockholder approval is required for additional shares. The Amended Purchase Plan does not contain an annual “evergreen” provision. Thus, stockholder approval is required each time we need to increase the share reserve allowing our stockholders the ability to have a say on our equity compensation programs.

•

Submission of amendments to the Amended Purchase Plan to stockholders. The Amended Purchase Plan requires stockholder approval for material amendments to the Amended Purchase Plan, including as noted above, any increase in the number of shares reserved for issuance under the Amended Purchase Plan.

•

Broad-based eligibility for equity awards. The vast majority of our employees are eligible to participate in the Amended Purchase Plan. By doing so, we tie our employee’s interests with stockholder interests and motivate our employees to act as owners of the business.

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General Amended Purchase Plan Information

In February 2004, the Board of Directors originally adopted, and in May 2004, the stockholders subsequently approved, the Purchase Plan. There were 125,000 shares of ACADIA common stock initially reserved for issuance under the Purchase Plan. In addition, the Purchase Plan contained an evergreen provision providing for an annual increase in the shares available for purchase under the Purchase Plan equal to the lesser of 1% of the outstanding shares of common stock on the record date for each Annual Meeting of Stockholders; 150,000 shares; or a number determined by the Board of Directors, as of the date of each annual meeting of stockholders beginning with annual meeting of stockholders in 2005. Pursuant to the evergreen provision, an additional 1,400,000 shares of ACADIA common stock were made available for purchase under the Purchase Plan between 2005 and 2014. The evergreen provision terminated after the annual increase in 2014. In April 2016, the Board of Directors adopted, and in June 2016, the stockholders subsequently approved, an amendment to the Purchase Plan, pursuant to which, among other things, an additional 400,000 shares of common stock were reserved for issuance under the Purchase Plan.

As of December 31, 2018, an aggregate of 1,770,709 shares of ACADIA common stock had been purchased under the Purchase Plan and 154,291 shares of common stock (plus any shares that might in the future be returned to the Purchase Plan as a result of cancellations or expiration of purchase rights) remained available for future purchase under the Purchase Plan. A total of 143,853,597 shares of ACADIA common stock were outstanding as of December 31, 2018.

In this Proposal 3, stockholders are requested to approve the Amended Purchase Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the adoption of the Amended Purchase Plan. Abstentions will be counted toward the tabulation of votes cast on Proposal 3 and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3

Description of the Amended Purchase Plan

The material features of the Amended Purchase Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the Amended Purchase Plan. Stockholders are urged to read the actual text of the Amended Purchase Plan in its entirety, which is appended to this proxy statement as Appendix B and may be accessed from the SEC’s website at www.sec.gov.

Purpose

The purpose of the Amended Purchase Plan is to provide a means by which employees of ACADIA (and any related corporations designated by the Board of Directors to participate in the Amended Purchase Plan) may be given an opportunity to purchase ACADIA common stock through payroll deductions, to assist ACADIA in retaining the services of its employees, in recruiting new employees and to provide incentives for such persons to exert maximum efforts for the Company’s success. As of April 29, 2019, approximately 465 employees were eligible to participate in the Amended Purchase Plan..

The rights to purchase common stock granted under the Amended Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.

Administration

The Board of Directors administers the Amended Purchase Plan and has the final power to construe and interpret both the Amended Purchase Plan and the rights granted under it. The Board of Directors has the power

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to delegate administration of the Amended Purchase Plan to a committee composed of not fewer than two members of the Board. The Board of Directors has delegated administration of the Amended Purchase Plan to the Compensation Committee. The Compensation Committee has the power, subject to the provisions of the Amended Purchase Plan, to determine when and how rights to purchase ACADIA common stock will be granted and the provisions of each offering of such rights (which need not be identical).

Stock Subject to Amended Purchase Plan

As of December 31, 2018, the Amended Purchase Plan had 154,291 shares of ACADIA common stock available for future purchase under the Amended Purchase Plan. Subject to this Proposal 3, an additional 600,000 shares of ACADIA common stock will be made available for future purchases under the Amended Purchase Plan beginning with the next offering period that commences on or after June 26, 2019. If purchase rights granted under the Amended Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of ACADIA common stock not purchased under such rights again become available for issuance under the Amended Purchase Plan. A total of 143,853,597 shares of ACADIA common stock were outstanding as of December 31, 2018.

Offerings

The Amended Purchase Plan is implemented by offerings of purchase rights to all eligible employees from time to time by the Compensation Committee. The maximum length for an offering under the Amended Purchase Plan is 27 months. Currently, under the Amended Purchase Plan, each offering is 24 months long and is divided into four shorter “purchase periods” approximately six months long.

Eligibility

Any person, other than a part-time or seasonal employee, who is customarily employed at least 20 hours per week and 5 months per calendar year by ACADIA (or by any parent or subsidiary of ACADIA designated by the Board of Directors) on the first day of an offering is eligible to participate in that offering, provided such employee has been continuously employed by ACADIA or the designated parent or subsidiary for such period preceding the grant as our Board of Directors or the Compensation Committee may require, but in no event will the required period of continuous employment be greater than two years. We exclude from participation those of our employees who are employed in jurisdictions outside of the United States if, as of the offering date of the offering, the grant of such purchase rights would not be in compliance with the applicable laws of any jurisdiction in which the employee resides or is employed. Officers of ACADIA who are “highly compensated” as defined in the Code may be eligible to participate in the offerings, unless our Board of Directors or the Compensation Committee provides otherwise.

No employee is eligible to participate in the Amended Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of ACADIA or of any parent or subsidiary of ACADIA (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee may accrue the right to purchase more than $25,000 worth of ACADIA common stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of ACADIA and any parent and subsidiaries in any calendar year.

Participation in the Amended Purchase Plan

Eligible employees enroll in the Amended Purchase Plan by delivering to ACADIA, prior to the date selected by our Board of Directors or the Compensation Committee as the offering date for the offering, an agreement authorizing payroll deductions of up to 15% of such employees’ total compensation during the offering. Our Board of Directors may provide that each person who, during the course of an offering, first

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becomes eligible to participate in the Amended Purchase Plan will, on a date or dates specified in the offering which coincides with the day on which such person becomes eligible to participate or which occurs thereafter, receive a purchase right under that offering. Our Board of Directors may provide that each person who, during the course of an offering, first becomes eligible to participate in the Amended Purchase Plan will, on a date or dates specified in the offering which coincides with the day on which such person becomes eligible to participate or which occurs thereafter, receive a purchase right under that offering.

Purchase Price

The purchase price per share at which shares of common stock are sold in an offering under the Amended Purchase Plan is the lower of (i) 85% of the fair market value of a share of common stock on first day of the offering or (ii) 85% of the fair market value of a share of common stock on the purchase date, as set by our Board of Directors or the Compensation Committee.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions over the offering. At any time during the offering, a participant may reduce or terminate his or her payroll deductions as our Board of Directors provides in the offering. A participant may increase or begin such payroll deductions after the beginning of the offering only as provided for in the offering. All payroll deductions made for a participant are credited to his or her account under the Amended Purchase Plan and deposited with the general funds of ACADIA. A participant may make additional payments into such account only if specifically provided for in the offering and only if the participant has not had the maximum amount withheld during the offering.

Purchase of Stock

By executing an agreement to participate in the Amended Purchase Plan, the employee is entitled to purchase shares under the Amended Purchase Plan. In connection with offerings made under the Amended Purchase Plan, our Board of Directors or the Compensation Committee specifies a maximum number of shares of common stock an employee may be granted the right to purchase and the maximum aggregate number of shares of ACADIA common stock that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of purchase rights granted in the offering would exceed the maximum aggregate number of shares of ACADIA common stock available, our Board of Directors or the Compensation Committee would make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically on the purchase date, as set by our Board of Directors, at the applicable price. See “Withdrawal” below. In addition, unless otherwise specifically provided in the offering, the amount, if any, of accumulated payroll deductions remaining in any participant’s account after the purchase of shares on the final purchase date of an offering will be distributed in full to the participant at the end of such offering, without interest.

Withdrawal

While each participant in the Amended Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to ACADIA a notice of withdrawal from the Amended Purchase Plan. Such withdrawal may be elected at any time during the offering except as provided by our Board of Directors in the offering.

Upon any withdrawal from an offering by the employee, ACADIA will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of common stock on the employee’s behalf during such offering, and such employee’s interest in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee’s withdrawal from an offering will not have any effect upon such employee’s eligibility to participate in subsequent offerings under the Amended Purchase Plan.

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Termination of Employment

Purchase rights granted pursuant to any offering under the Amended Purchase Plan terminate immediately upon cessation of an employee’s employment for any reason, and ACADIA will distribute to such employee all of his or her accumulated payroll deductions, without interest.

Restrictions on Transfer

Purchase rights granted under the Amended Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted. A participant may designate a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Amended Purchase Plan in the event of such participant’s death after the offering but prior to delivery to the participant of the shares and cash, or who is to receive the cash from the participant’s account in the event of such participant’s death during an offering.

Holding Period; Sales Restrictions

As proposed by this Proposal 3, beginning with offerings commencing after the Annual Meeting, offerings may contain a provision that requires participants to hold the stock they purchase under the Amended Purchase Plan for a minimum period of time not exceeding six months from the date of purchase. Specifically, by executing an agreement to participate in future offerings under the Amended Purchase Plan, the employee is agreeing that he or she will not (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of our common stock purchased by him or her in such offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares, in each case before the passage of the relevant holding period. We may impose stop-transfer instructions with respect to the shares of Common Stock subject to the foregoing restriction until the end of the applicable holding period.

Adjustment Provisions

Transactions not involving receipt of consideration by ACADIA, such as a reincorporation, combination, reclassification, stock dividend or stock split, may change the type, class and number of shares of common stock subject to the Amended Purchase Plan and to outstanding purchase rights. In that event, the Amended Purchase Plan will be appropriately adjusted in the type, class and maximum number of shares subject to the Amended Purchase Plan and the outstanding purchase rights granted under the Amended Purchase Plan will be appropriately adjusted in the type, class, number of shares and purchase limits of such purchase rights.

Effect of Certain Transactions

In the event of (i) a dissolution, liquidation or sale of all or substantially all of the securities or assets of ACADIA, (ii) a merger or consolidation in which ACADIA is not the surviving corporation, (iii) a reverse merger in which ACADIA is the surviving corporation but the shares of common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iv) a sale or other disposition of at least 50% of the outstanding securities of the Company, any surviving corporation may continue or assume purchase rights outstanding under the Amended Purchase Plan or may substitute similar rights. If any surviving corporation does not assume such rights or substitute similar rights, then the participants’ accumulated payroll deductions will be used to purchase shares of common stock immediately prior to such transaction under the ongoing offering and the participants’ rights under such ongoing offering will terminate immediately after such purchase.

Duration, Amendment and Termination

Our Board of Directors or the Compensation Committee may suspend or terminate the Amended Purchase Plan at any time. Unless terminated earlier, the Amended Purchase Plan will terminate at the time that all of the

36.

shares of common stock reserved for issuance under the Amended Purchase Plan have been issued under the terms of the Amended Purchase Plan.

Our Board of Directors or the Compensation Committee may amend the Amended Purchase Plan at any time. Any amendment of the Amended Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board of Directors or the Compensation Committee if the amendment would (i) increase the number of shares of common stock reserved for issuance under the Amended Purchase Plan, (ii) modify the requirements relating to eligibility for participation in the Amended Purchase Plan (to the extent such modification requires stockholder approval in order for the Amended Purchase Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, or “Rule 16b-3”); or (iii) modify the Amended Purchase Plan in any other way if such modification requires stockholder approval in order for the Amended Purchase Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

Purchase rights granted before amendment or termination of the Amended Purchase Plan will not be altered or impaired by any amendment or termination of the Amended Purchase Plan without consent of the employee to whom such rights were granted.

U.S. Federal Income Tax Information

Purchase rights granted under the Amended Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares of common stock as if such amounts were actually received. Otherwise, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

If the stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the purchase price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the purchase price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. At present, such capital gains generally are subject to lower tax rates than ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

There are no federal income tax consequences to ACADIA by reason of the grant or exercise of purchase rights under the Purchase Plan. ACADIA is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

Plan Benefits

Participation in the Amended Purchase Plan is voluntary and each eligible employee will make his or her own decision whether and to what extent to participate in the plan. It is therefore not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the Amended Purchase Plan.

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PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

At our 2018 Annual Meeting of Stockholders, the stockholders indicated their preference that the Company solicit a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a “say-on-pay vote,” every year. Consistent with that preference, our Board of Directors is soliciting an advisory vote at the 2019 Annual Meeting of Stockholders and intends to do so each year until the stockholders indicate a different preference.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the compensation philosophy, policies and practices described in this proxy statement. The compensation of the Company’s named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are designed to align executive compensation with the Company’s business objectives and corporate performance, to be consistent with current market practices, and to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.

Accordingly, our Board of Directors is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “for” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because the vote is advisory, it is not binding on our Board of Directors or the Company. Nevertheless, the views expressed by stockholders, whether through this vote or otherwise, are important to management and the Board of Directors and, accordingly, the Board of Directors and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on this matter at the Annual Meeting. Abstentions and broker non-votes will be counted toward a quorum for Proposal 4, and abstentions will have the same effect as “Against” votes.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 4

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PROPOSAL 5

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has engaged Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 and is seeking ratification of such selection by our stockholders at the annual meeting. Ernst & Young LLP was selected by the Audit Committee as our independent registered public accounting firm in March 2015. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of ACADIA and our stockholders.

To be approved, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm must receive a “For” vote from the majority of shares present in person or represented by proxy and entitled to vote on this matter at the annual meeting. Abstentions will have the same effect as “Against” votes.

Principal Accountant Fees and Services

The following table provides information regarding the fees billed to us by Ernst & Young LLP for the fiscal years ended December 31, 2018 and 2017:

	Fiscal Year Ended December 31,
	2018	2017
Audit fees(1)	$905,248	$847,643
Tax fees(2)	122,017	158,004

Total fees	$1,027,265	$1,005,647

(1)

Represents fees for services rendered for the audit and reviews of our financial statements, including fees related to auditing work for our compliance with Section 404 of the Sarbanes-Oxley Act. Audit fees also include fees for services associated with periodic reports and other documents filed with the SEC, such as fees related to our S-8 registration statements filed in each of 2018 and 2017, including documents issued in connection with those filings such as consents.

(2)	Represents fees for preparation of federal, state and foreign income taxes and related schedules and calculations

Pre-Approval Policies and Procedures.

The Audit Committee has pre-approval policies and procedures in place, pursuant to which services proposed to be performed by our independent registered public accounting firm are pre-approved by the Audit Committee. The policies generally provide for pre-approval of specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual service-by-service basis. The pre-approval of non-audit services also has

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been delegated to the Chair of the Audit Committee, but each pre-approval decision is reported to the full Audit Committee at its next scheduled meeting. All of the fees listed under the captions “Tax fees” and “All other fees” incurred in 2018 and 2017 were approved in accordance with our pre-approval policies and procedures.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 5

OTHER MATTERS

We know of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend. By submitting your proxy, you grant discretionary authority with respect to such other matters.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our common stock as of February 8, 2019 by: (i) each of our directors, (ii) each of our Named Executive Officers (as defined below), (iii) all of our current directors and executive officers as a group, and (iv) each person, or group of affiliated persons, known by us to beneficially own more than five percent of our common stock. The table is based upon information supplied by our officers, directors and principal stockholders and/or a review of Schedules 13D and 13G, if any, and other documents filed with the SEC. Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Applicable percentages are based on 143,907,981 shares outstanding on February 8, 2019, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before April 9, 2019, which is 60 days after February 8, 2019. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Baker Bros. Advisors LP(2)	39,860,342	27.7%
FMR LLC(3)	21,543,893	15.0%
The Vanguard Group(4)	10,162,897	7.1%
Blackrock Inc.(5)	10,133,466	7.0%
Directors and Named Executive Officers
Stephen R. Davis(6)	1,417,313	*
Srdjan R. Stankovic, M.D., M.S.P.H.(7)	421,612	*
Elena H. Ridloff(8)	—	*
Austin D. Kim(9)	—	*
Michael Yang(10)	237,984	*
Todd S. Young(11)	—	*
Stephen R. Biggar, M.D., Ph.D.(12)	39,860,342	27.7%
Julian C. Baker(13)	39,860,342	27.7%
Daniel Soland(14)	102,500	*
Laura Brege(15)	86,250	*
Edmund P. Harrigan, M.D.(16)	81,000	*
James Daly(17)	80,000	*
All current directors and executive officers as a group (11 persons)(18)	42,287,001	29.4%

*	Less than one percent.

(1)

Except as otherwise noted below, the address for each person or entity listed in the table is c/o ACADIA Pharmaceuticals Inc., 3611 Valley Centre Drive, #300, San Diego, California 92130. Unless otherwise indicated below, the persons and entities named in the table above have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2)

The shares of common stock reported to us as beneficially owned by Baker Bros. Advisors LP (“BBA”) includes 35,976,940 shares owned by Baker Brothers Life Sciences, L.P. (“BBLS”), 3,736,902 shares owned by 667, L.P., and 92,750 shares issuable to Dr. Biggar upon the exercise of stock options and 53,750 shares issuable to Mr. Baker upon the exercise of stock options. Pursuant to an agreement between Dr. Biggar and Baker Bros. Advisors LP, Dr. Biggar disclaims voting, dispositive power and pecuniary interest in stock options granted to him for services he performs as an employee of BBA. Mr. Baker has

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voting and investment power over the shares held by each of 667, BBLS and 14159, as a principals of BBA-GP. Mr. Baker disclaims beneficial ownership of all shares held by 667, BBLS and 14159, except to the extent of his indirect pecuniary interest therein. Does not include an aggregate of 489,269 shares issuable under warrants held by the Baker Brothers Funds, which are subject to a 19.99% ownership limitation that restricts exercise. BBA is the management company and investment adviser to 667, BBLS and 14159 and may be deemed to beneficially own all shares held by 667, BBLS, 14159, Mr. Baker and Dr. Biggar. Baker Bros. Advisors (GP) LLC, or BBA-GP, is the sole general partner of BBA. Julian C. Baker and Felix J. Baker have voting and investment power over the shares held by each of 667, BBLS and 14159, as principals of BBA-GP. Julian C. Baker, Felix J. Baker, BBA and BBA-GP disclaim beneficial ownership of all shares held by 667, BBLS and 14159, except to the extent of their indirect pecuniary interest therein. The address for the Baker Brothers Funds is 860 Washington Street, 3rd Floor, New York, New York 10014. This information is based on the most recent Schedule 13D filed on behalf of Baker Bros. Advisors LP, subsequent filings, and our records relating to current outstanding stock options

(3)	The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210. This information is based on its most recently filed Schedule 13G.
(4)	The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. This information is based on its most recently filed Schedule 13G.
(5)	The address for Blackrock Inc. is 55 East 52nd Street, New York, NY 10055. This information is based on its most recently filed Schedule 13G.
(6)	Includes 2,316 shares owned by Mr. Davis and 1,414,997 shares issuable to Mr. Davis upon the exercise of stock options.
(7)	Includes 421,612 shares issuable to Dr. Stankovic upon the exercise of stock options.
(8)	Ms. Ridloff joined the Company in April 2018 and at February 8, 2019 did not have any vested equity awards.
(9)	Mr. Kim joined the Company in July 2018 and his option grants do not begin vesting until July 2019.
(10)	Includes 876 shares owned by Mr. Yang and 237,108 shares issuable to Mr. Yang upon the exercise of stock options.
(11)	Mr. Young left the Company in October 2018 and therefore his equity awards were cancelled.
(12)

Includes 35,976,940 shares owned by BBLS, 3,736,902 shares owned by 667, L.P., and 92,750 shares issuable to Dr. Biggar upon the exercise of stock options, and 53,750 shares issuable to Mr. Baker upon the exercise of stock options. Dr. Biggar is an employee at BBA but disclaims beneficial ownership of any securities held by the Baker Brothers funds. Additionally, pursuant to an agreement between Dr. Biggar and BBA, Dr. Biggar disclaims beneficial ownership of any stock options granted to him for services he performs as an employee of BBA.

(13)

Includes 35,976,940 shares owned by BBLS, 3,736,902 shares owned by 667, L.P., and 92,750 shares issuable to Dr. Biggar upon the exercise of stock options, and 53,750 shares issuable to Mr. Baker upon the exercise of stock options. Mr. Baker has voting and investment power over the shares held by each of 667, BBLS and 14159, as a principal of BBA-GP. Mr. Baker disclaims beneficial ownership of all shares held by 667, BBLS and 14159, except to the extent of his indirect pecuniary interest therein.

(14)	Includes 10,000 shares owned by Mr. Soland and 92,500 shares issuable to Mr. Soland upon the exercise of stock options.
(15)	Includes 86,250 shares issuable to Ms. Brege upon the exercise of stock options.
(16)	Includes 1,000 shares owned by Dr. Harrigan and 80,000 shares issuable to Dr. Harrigan upon the exercise of stock options.
(17)	Includes 80,000 shares issuable to Mr. Daly upon the exercise of stock options.
(18)	Includes 2,558,967 shares issuable upon the exercise of stock options.

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The Compensation Committee of the Board of Directors, which consists entirely of independent directors, administers the Company’s executive compensation program. The role of the Compensation Committee is to oversee compensation and benefit plans and policies, to administer stock plans, and to review and recommend to the full Board of Directors for approval all compensation decisions relating to executive officers.

Executive Compensation Objectives and Philosophy

The Company’s executive compensation policies are designed to:

•	align executive compensation with business objectives and corporate performance;

•	attract and retain executive officers who contribute to the Company’s long-term success;

•	reward and motivate executive officers who contribute to operating and financial performance; and

•	link executive officer compensation and stockholder interests through the grant of long-term incentives.

The Compensation Committee believes that compensation programs should include short-term and long-term components, including cash and equity-based compensation, and should encourage and reward performance as measured against established goals. The Compensation Committee evaluates both performance and compensation to make sure that compensation provided to executives of the Company remains competitive relative to compensation paid by companies of similar size and stage of development operating in the biotechnology and pharmaceutical industry, taking into account the Company’s relative performance and strategic goals. The Compensation Committee considers the total current and potential long-term compensation of each executive officers in establishing each element of compensation, but views each element as related but distinct.

The Compensation Committee’s philosophy is anchored by its strong pay-for-performance orientation and alignment with stockholder interests, based on the following beliefs.

•

“At-risk” compensation focuses executives on achievement of short- and long-term goals. The Company’s executive compensation program is primarily performance-based, for both short-term incentives (annual cash bonuses) and long-term incentives (equity awards). In 2018, a large majority (81.2% and 77.5%, respectively) of the primary compensation (base salary, regular annual cash incentives at target and the grant date fair market value of equity awards) of the Chief Executive Officer and of the other named executive officers who served throughout 2018 was variable, based on performance and/or stock price.

•

Short-term cash incentives should be based on objective, measurable goals to drive the achievement of strong annual performance. For 2018, under the regular annual cash incentive program, executives were eligible for target bonuses ranging from 45% to 70% of base salary. Under this program, if the threshold (minimum) performance level is not achieved, there is 0% payout. 75% of the target bonus is payable if the threshold level is achieved with respect to a performance goal, and a maximum of 150% of the target bonus is payable for achieving an outperform (highest) level with respect to such goal. As discussed in further detail below, in response to unique and unanticipated challenges that arose during 2018 with respect to NUPLAZID commercialization, the Compensation Committee implemented a one-time, special incentive bonus designed to achieve two specific NUPLAZID market adoption goals in the fourth quarter of 2018. The special incentive bonus provided an opportunity that would be paid out at 21%, 28% and 35% of executives’ base salary at threshold, target and outperform levels of performance and were eligible to be earned based on Company performance against two equally-weighted, pre-established, quantifiable NUPLAZID commercialization metrics in the quarter.

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•

Stock options are inherently performance-based, as executives realize value only if there is stock price appreciation and such appreciation is maintained through the applicable vesting and exercise dates. In addition to time-based option grants, equity grants to senior management, including the named executive officers, continue to include performance-based option grants (25% of the total), which become vested only upon the achievement of specific and difficult to attain commercial, clinical and regulatory long-term objectives.

•

Restricted stock units are part of a balanced portfolio of equity awards. With the support of stockholders (as discussed in further detail below), for the second half of 2018, the Compensation Committee determined to include RSUs in the mix of equity awards granted to both senior management and all employees in the Fall of 2018. The RSU grants, which represented 25% of senior management’s total Fall grant, were added to bring the Company’s equity award approach in line with industry and peer practices.

•

Consistency in compensation decisions from year to year and balancing the dilutive impact of equity grants with the competitiveness of our compensation program are key objectives. Historically, in determining equity awards to senior management, the primary focus has been on the number of shares underlying option awards relative to the number of basic shares of common stock outstanding, rather than the Black-Scholes grant date fair value of the award. The Compensation Committee believes that this ownership- and dilution-based approach to awarding stock options provided a better measure of the potential increases in stockholder value and allowed for consistent evaluation regardless of fluctuations in share price. For example, focusing on the number of shares and the incremental sharing rate of potential future upside (rather than targeting a specific Black-Scholes grant date fair value) avoided rewarding executives with larger, more dilutive grants following a decline in the stock price. As the Company has recently incorporated full-value awards into the equity mix, however, the Company is considering an additional shift toward dollar-denominated equity grants, pursuant to which actual grant numbers will be determined by dividing the grant date fair value of awards into the approved dollar values.

Pay for Performance in 2018

2018 was in certain respects a challenging year for the Company. Strong commercial execution was achieved in the first quarter, including NUPLAZID volume growth and net sales. However, the publication in April 2018 by CNN of a negative article on the Company and NUPLAZID resulted in a significant slowing of commercial momentum throughout the remainder of the year. Nevertheless, key objectives were achieved during the year, including:

•	The number of health care professionals treating five or more patients with NUPLAZID increased by 50%;

•	Enrollment targets were met in clinical trials for dementia-related psychosis, major depressive disorder and schizophrenia (both inadequate response and negative symptoms);

•	FDA approval was obtained for the 34 mg capsule and 10 mg tablet dosage forms; and

•	The Company executed its first business development transaction with the exclusive North American license to trofinetide, thereby taking a critical step toward diversification.

In addition, despite the negative media attention, in September 2018 the FDA favorably concluded its tracked safety issue review of NUPLAZID with the issuance of a rare public statement reaffirming the positive benefit-risk profile of NUPLAZID for patients with hallucinations and delusions associated with Parkinson’s disease psychosis.

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Consistent with the Company’s pay-for-performance philosophy, executive pay in 2018 was in line with the Company’s performance during the year:

•

CEO pay decreased 57% compared to 2017. The primary compensation (base salary, earned cash incentives and the grant date fair market value of equity awards) of the Chief Executive Officer for 2018 decreased by 57% relative to 2017. This change was driven by significantly lower equity grant values and below-target short-term cash incentive payouts (including the special incentive bonus program).

•

Cash incentives paid out below target. As discussed in further detail below, the regular annual cash incentive bonuses were earned at only 77% of target, while the special fourth-quarter incentive bonuses were earned at the threshold (minimum) level, equal to 75% of target.

•

Realizable equity values are low. The realizable value of executives’ 2018 equity compensation was dramatically lower than the grant date fair values (which, in the case of options, are Black-Scholes driven) included in the Summary Compensation Table. At December 31, 2018, options granted to executives in 2018 were all underwater. For further information, see the “2018 Realizable Total Compensation” table on page 52.

Say-on-Pay and Stockholder Engagement

As part of the Compensation Committee’s annual review of the executive compensation program, it considers the outcome of the annual advisory vote of stockholders. At the 2018 Annual Meeting, approximately 60% of the “say on pay” votes cast were in favor of the compensation of the Company’s named executive officers in 2017. While the vote was favorable, as it has been every year since 2013, the first time an advisory vote was held, the approval percentage dropped significantly from 2017, and marked the third straight decline in the percentage of favorable votes. The Compensation Committee believes that the low favorable vote at the 2018 annual meeting was influenced by the high grant date Black-Scholes values of equity awards, which reflected a near three-year high in the price of the Company’s common stock at the time of grant. Notwithstanding this belief, the Compensation Committee determined that prompt responsive action was advisable. Accordingly, at the direction of the Compensation Committee, senior management of the Company augmented its Spring investor engagement by conducting a Fall outreach program, seeking, among other things, interim feedback on the Company’s executive compensation program.

In the Fall outreach to stockholders, the Chairman of the Board of Directors and the Company’s Senior Vice President, Investor Relations and then-interim Chief Financial Officer contacted stockholders representing approximately 39% of the then-outstanding shares of the Company, and conducted an active dialogue with the Company’s largest long-term institutional investors, collectively representing approximately 29% of the then-outstanding shares. Together with the ownership of the entities affiliated with the Chairman, discussions were held with stockholders representing over 50% of the Company’s then-outstanding shares. In addition, during 2018 and 2019 to date, senior management of the Company presented at 13 investor conferences, hosted 81 investors on visits to the Company, and held approximately 400 meetings and calls with investors on an individual basis. The Company believes these discussions help further align the Company’s interests with the best interests of its stockholders.

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The following table summarizes the executive compensation feedback the Company received during the Fall outreach, and the actions taken in response.

Stockholder Feedback	Company Actions
• Concern over historic option burn rate	• Burn rate for 2018 reduced 33% from 2017, reflecting decrease in 2018 annual grant budget, with executive awards reduced accordingly

• RSUs, which have less volatility than stock options, and have retentive value, could be added to the mix of equity awards as a part of a balanced portfolio	• RSUs were included for the first time in the Fall equity awards for 2018

• RSUs, if used, should comprise a relatively smaller proportion of the equity mix than stock options	• RSUs comprised 25% of the equity mix for the Fall 2018 grants

• Performance RSUs should be considered as a part of the equity mix, potentially in place of performance-based options	• The Company is considering the inclusion of performance RSUs in place of performance-based options

• Unique bonus programs may be warranted; but should be performance-based and disclosed clearly to stockholders	• The special fourth-quarter 2018 incentive bonus was based on objective goals. The Company has provided detailed disclosure below regarding these incentives.

Positive Pay Practices

The Company’s executive compensation program reflects several positive pay governance practices, as follows:

What We Do	What We Don’t Do

✓ Grant compensation that is primarily at-risk and tied to performance

✓ Subject short- and long- term incentive compensation to measurable and rigorous goals

✓ Use an independent compensation consultant

✓ Cap annual cash incentive payments at 150% of target and performance-based stock options at 200% of target

✓ Structure compensation to avoid excessive risk taking

✓ Provide competitive compensation that is benchmarked against an industry peer group

×  Allow hedging of Company equity

×  Reprice stock options

×  Provide excessive perquisites

×  Provide supplemental executive retirement plans

×  Pay tax gross-ups on a change in control

×  Provide “single trigger” change in control payments

×  Provide excessive severance benefits

Determining Executive Compensation

Peer Group and Benchmarking

General. The Compensation Committee uses peer group benchmarks developed in coordination with an independent compensation consulting firm to assist it in understanding market factors, including the range of base salary, target annual incentive compensation, and equity grant levels offered for comparable roles at comparable companies. While benchmarking may not always be appropriate as a stand-alone tool for setting

46.

compensation due to variations in the businesses and strategic objectives of the peer group, the Compensation Committee believes that using this information as a reference point is an important part of the compensation-related decision-making process.

2018 Peer Groups. The Compensation Committee engaged an independent compensation consulting firm, Frederic W. Cook & Co. (“FW Cook”), to assist it with the development of a peer group to reference for compensation decisions for the year ended December 31, 2018. As part of its engagement, FW Cook was requested by the Compensation Committee to review and update, as necessary, the comparator group of companies that FW Cook had developed with the Compensation Committee for fiscal 2017 compensation decisions. At the request of the Compensation Committee, FW Cook also conducted interviews with members of the Compensation Committee and senior management to learn more about the Company’s business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which the Company competes.

In establishing the peer groups for 2018, the Compensation Committee considered potential peer companies’ stage of development and size (especially market capitalization) relative to ACADIA. During 2018, two peer groups were used. For the decisions made early in 2018, including the Spring equity grants and the setting of annual incentive bonuses, the Company used the peer group shown immediately below.

Acorda Therapeutics, Inc.

Alkermes plc

~~Alnylam Pharmaceuticals Inc.~~

bluebird bio

Clovis Oncology, Inc.

~~Exelixis, Inc.~~

Halozyme Therapeutics, Inc.

Intercept Pharmaceuticals, Inc.

Intra-Cellular Therapies, Inc.

Ironwood Pharmaceuticals, Inc

~~Jazz Pharmaceuticals plc~~

Nektar Therapeutics

Neurocrine Biosciences, Inc.

Pacira Pharmaceuticals, Inc.

Portola Pharmaceuticals, Inc.

Puma Biotechnology, Inc.

Sage Therapeutics, Inc.

~~Seattle Genetics, Inc.~~

~~Tesaro, Inc.~~

The Medicines Company

Following an active dialogue with FW Cook, in the summer of 2018 the Compensation Committee approved modifications to the peer group to remove five larger companies and create an updated group for reference with respect to compensation decisions in the Fall of 2018. The five companies marked above were removed from the peer group, and the companies in bold below were added to the peer group. The resulting peer group consists of:

Acorda Therapeutics, Inc.

Alder BioPharma

Alkermes plc

Amarin

Arena Pharmaceuticals

Array BioPharma

47.

bluebird bio

Clovis Oncology, Inc.

Corcept Therapeutics

GW Pharma

Halozyme Therapeutics, Inc.

Insmed

Intercept Pharmaceuticals, Inc.

Intra-Cellular Therapies, Inc.

Ironwood Pharmaceuticals, Inc.

Nektar Therapeutics

Neurocrine Biosciences, Inc.

Pacira Pharmaceuticals, Inc.

Portola Pharmaceuticals, Inc.

Puma Biotechnology, Inc.

Sage Therapeutics, Inc.

Supernus Pharmaceuticals

The Medicines Company

When the updated 2018 peer group was selected, ACADIA’s market capitalization of approximately $2.179 billion was 17% lower than the median peer market capitalization of $2.649 billion (as of July 15, 2018). ACADIA’s slightly smaller size was considered by the Compensation Committee when it evaluated the peer market data.

Performance Evaluation

Historically, the Chief Executive Officer has evaluated the performance of the other executive officers on an annual basis and made recommendations to the Compensation Committee with respect to salary adjustments, bonuses and equity awards. For 2018, Mr. Davis provided guidance to the Compensation Committee on the Company’s achievement of corporate goals, based on his discussions with senior management. The Compensation Committee exercises its discretion in determining recommendations to the Board for salary adjustments and discretionary cash and equity awards for executive officers. Mr. Davis did not participate in, and was not present during, any deliberations or determinations of the Compensation Committee regarding his compensation or his performance.

Elements of Executive Compensation

Compensation for executives consists of four principal components: base salary, potential annual incentive bonus, long-term incentives, and post-employment compensation. Changes to these components have been generally determined and made or paid, as appropriate, in the Spring of each year. In 2018, as described below under “Special Incentive Bonus,” another element of compensation was implemented.

Base Salary. As a general matter, the base salary for each executive is initially established through arm’s-length negotiation at the time of hire, taking into account such officer’s qualifications, experience, prior salary (if available), and competitive market salary information for similar positions in the biotechnology industry. Base salaries of executives are reviewed annually and any adjustment is determined by an assessment of corporate performance, the performance of each executive officer against his or her individual job and functional area’s responsibilities including, where appropriate, the impact of such performance on the Company’s business results, the financial position of the Company, competitive market conditions for executive compensation for similar positions, and cost-of-living considerations. The Compensation Committee generally seeks to set executive salaries around the 50th percentile of the applicable comparator group. For 2018, base salaries were increased by approximately 3% for each named executive officer (other than newly-hired executives), reflecting standard, annual cost of living and merit adjustments. The percentage increase was the same for non-executives.

48.

Annual Incentive Bonuses. The Compensation Committee believes that performance-based cash bonuses play an important role in providing incentives to executives to achieve defined annual corporate goals. At the beginning of each year, the Compensation Committee reviews a detailed set of overall corporate performance goals for the current year prepared by management that are intended to apply to the executives’ annual incentive awards. If those goals are achieved in full, 75% of the executives’ annual target incentive awards would be earned. In early 2018, the Compensation Committee reserved the ability to approve an additional set of corporate performance goals at mid-year that would result, if achieved in full, in the remaining 25% of the executives’ annual target incentive awards being earned. The performance metrics against which executive officers are measured are pre-established, clearly communicated, measurable, and consistently applied.

The target annual incentive bonuses, as a percentage of base salary, for the executive officers in 2018 were 70% for Mr. Davis, 45% for Mr. Young, 65% for Dr. Stankovic, 50% for Mr. Yang and 45% for Mr. Kim. These bonus targets were unchanged from 2017, with the exception of Dr. Stankovic, whose bonus target was increased mid-year in connection with his promotion and related increase in responsibilities, and Mr. Kim, whose bonus target was established in connection with the start of his employment. These percentages were generally set around the 50th percentile of the applicable peer group. Actual bonuses range from 0 to 150% of the applicable target percentage based on the Compensation Committee’s quantifiable assessment of total corporate goal achievement to align delivered pay with actual performance. Mr. Young left the Company in October 2018 and therefore was not paid an annual incentive bonus for 2018. Mr. Kim joined the Company in July 2018 and therefore his annual incentive bonus was pro-rated.

For 2018, the Board of Directors established corporate goals related to the following categories:

2018 Corporate Annual Cash Incentive Plan Goals
1.	NUPLAZID(45%)

• Achievement of full-year 2018 sales forecast

• Achievement of fourth quarter 2018 sales forecast

• Improvement in revenue-centric actions and metrics (reduction in hub cancellations; increase in HCPs with a minimum number of patients; achievement of targeted bottle sales level)

2.	Research& Development (35%)

• Achievement of site initiation and patient enrollment targets for dementia-related psychosis study;

• Completion of major depressive disorder study enrollment by mid-year;

• Achievement of site initiation and patient enrollment targets for schizophrenia studies (inadequate response and negative symptoms)

• Obtain FDA approvals of 34 mg capsule and 10 mg tablet

3.	Corporate/BusinessDevelopment (20%)

• Execution of a definitive agreement to add a product or product candidate

Actual payout is determined by the Compensation Committee based on achievement of the pre-established goals, which have individual weightings and criteria for determination of payout above and below target levels.

As a result of the sustained commercial disruption caused by the media articles mentioned in “Pay for Performance in 2018” above, a significant portion of the NUPLAZID-related objectives described above were not met, and the Compensation Committee determined that the percentage achieved was 14%. This was offset in part by achievement at an outperform level in certain Research and Development objectives, with the Compensation Committee determining that the percentage achieved was 43%. The Corporate/Business Development objective was met at the target level, and accordingly the Compensation Committee determined that the percentage achieved was 20%.

49.

The annual cash incentive percentage, therefore, was only 77% of target for each executive. The resulting individual bonus percentages were as follows:

Name	2018 Annual Bonus Achieved (as % of Target)	2018 Target Bonus (as % of Base Salary)	Actual Bonus for 2018 (as % of Base Salary)
Stephen Davis	77%	70%	54%
Todd Young(1)	0%	45%	0%
Srdjan Stankovic	77%	65%	50%
Austin Kim(2)	77%	45%	16%
Michael Yang	77%	50%	39%

1.	Mr. Young left the Company in October 2018 and therefore was not paid an annual incentive bonus for 2018.
2.	Mr. Kim joined the Company in July 2018 and therefore his annual incentive bonus was pro-rated.

Special Fourth-Quarter Cash Incentive. Beginning in late Spring 2018, the Company faced unforeseen commercial challenges with respect to NUPLAZID as a result of unwarranted negative media attention, specifically CNN’s publication on April 9, 2018 of an article focusing on adverse events experienced by patients who were taking NUPLAZID. The article was largely anecdotal and did not establish any causal connection between NUPLAZID and the adverse events. Apparently in response to the April 9 article, the FDA commenced a “tracked safety issue” review of post-marketing patient mortality data. On April 25, 2018 CNN published another article regarding the FDA’s review and repeated many of the negative insinuations from its initial article. In summer 2018, it became apparent that the negative publicity was causing PDP patients and their caregivers to be reluctant to commence or continue treatment with NUPLAZID.

In response to these unique and unanticipated challenges, the Compensation Committee believed it was of critical importance to focus management on specific objectives designed to stabilize NUPLAZID’s commercial base in the fourth quarter of 2018, which would be critically important to returning NUPLAZID to its long-term growth potential. Therefore, in the Fall of 2018, the Compensation Committee implemented a one-time, special incentive bonus program with a separate set of commercial goals specific to the fourth quarter of 2018, the achievement of which was expected to position the Company for commercial recovery in 2019.

The goals and weightings for the special incentive program were:

•

improvement in average daily new patient referrals in the fourth quarter, compared to a baseline established during the Spring-Summer timeframe, which was the period of greatest impact from the CNN articles (weighted at 50%) and

•	improvement in average weekly bottles prescribed, compared to the same baseline period (weighted at 50%)

Threshold (minimum), target and outperform (highest) levels were set for each of these equally-weighted goals, the achievement of which would result in the payment of 21%, 28% or 35% of base salary at the threshold, target and outperform levels, respectively. The specific performance metrics were pre-established, clearly communicated, measurable, and consistently applied. The Compensation Committee determined that the objectives set in the Fall were achieved at the threshold (minimum) level, thereby resulting in a special fourth quarter cash incentive payment to each executive of 21% of base salary in the aggregate. Given that the target

50.

special bonus was set 28% of base salary, the threshold level of achievement resulted in awards representing only 75% of the target special bonus, as shown in the table below.

Name	Percent of Q4 Special Bonus Achieved	Special Bonus Target	Overall Special Bonus %
Stephen Davis	75%	28%	21%
Todd Young(1)	0%	28%	0%
Srdjan Stankovic	75%	28%	21%
Austin Kim(2)	75%	28%	10%
Michael Yang	75%	28%	21%

1.	Mr. Young left the Company in October 2018 and therefore was not paid a special bonus for the fourth quarter.
2.	Mr. Kim joined the Company in July 2018 and therefore his special bonus for the fourth quarter was pro-rated.

Long-Term Incentives. In 2018, annual equity awards for all employees were split into Spring and Fall grants. In 2017, the Board decided to split the annual grant into two biannual grants for all employees in an effort to mitigate the impact of potential significant stock price fluctuations during the year. In 2018, ordinary course grants were made in April and in October, with the following equity mixes:

•	April awards: 75% time-based stock options and 25% performance-based stock options;

•	September awards: 50% time-based stock options; 25% performance-based stock options; 25% time-based RSUs

Time-Based Stock Options. Options are granted based on the belief that they naturally align executives with the creation of stockholder value and are the best long-term incentive vehicle to retain and promote the Company’s entrepreneurial culture. Time-based options vest 25% after one year and in equal monthly installments over the next three years, and have a ten-year term.

The Compensation Committee believes that stock options are inherently performance-based, incentivize employees to make decisions that ensure long-term success, and are appropriate and advantageous for the following additional reasons:

•	Value is only realized if the stock price increases, thereby aligning the interests of executives with those of stockholders.

•

Stock options have greater downside risk than full-value awards, as they do not provide any value to the holder if the stock price declines below the exercise price (determined as of the date of grant).

•	The ten-year term of options gives executives the opportunity to realize value over a long period of time, which promotes long-term thinking and value creation.

•	Stock options are well understood, and help attract and retain employees who contribute to the Company’s entrepreneurial culture.

Performance-Based Stock Options. Performance-based options provide the benefits described above and also provide additional alignment with the Company’s long-term strategic goals. Performance-based options are earned only if the Company achieves rigorous long-term goals related to NUPLAZID revenue, pimavanserin development, and other research and development efforts (as discussed in further detail below). The goals may be achieved between 2019 and 2023, with a decreasing number points (or no points) earned for achievement in later years. Up to 44 possible points may be earned, and achieving certain point thresholds results in options being earned. The goals represent diversified business and development strategies, not all of which are expected to come to fruition. As such, we consider achievement of all goals to be highly unlikely and the achievement of

51.

the points required to earn target and maximum level payouts to represent very strong and truly outstanding performance, respectively. There is a minimum vesting period of two years on all earned awards.

Performance Option Earn Out Schedule
Total Points Earned	Awards Earned (% Target)
<4	0%
4	50%
8	75%
12	100%
15	125%
18	150%
21	175%
☐24	200%

The performance option goals are pre-established, clearly communicated, measurable, and consistently applied. They focus on long-term performance, unlike our annual cash incentive program, which focuses on short-term performance. The categories of goals, performance periods and weightings are as follows:

Goal Category	Performance Period*	Weighting
NUPLAZID revenue achievement	2019-2023	29% of available points
FDA approval of additional uses of pimavanserin	2020-2023	52% of available points
Development and approval of non-pimavanserin compound(s)	2021-2023	19% of available points

*	A decreasing number of points, or zero points, would be earned for achievement in later years.

Time-Based Restricted Stock Units. The Company added RSUs as a part of the October grants. The Company believes that RSUs are a stable equity vehicle that has significant retentive value. The RSUs vest in four annual installments beginning on the first anniversary of the grant date.

The number of equity awards granted is based on the executive’s position, the executive’s performance in the prior year, the Company’s overall performance, the executive’s potential for continued sustained contributions to the Company’s success, and competitive market information. Based on market data provided by FW Cook, the Compensation Committee considers the equity grant levels of the peer group, including awards granted as a percentage of outstanding shares when recommending equity awards for executive officers.

The disclosed Black-Scholes grant date fair value of our CEO’s 2018 equity awards decreased 62.1% compared to the value of equity awards in 2017. The decrease in grant value resulted primarily from a decrease in the Company’s share price at the time the awards were granted.

The performance-based nature of the Company’s compensation program is evident in the realizable value of executives’ 2018 equity compensation, which is dramatically lower than the grant date fair values (Black-Scholes driven, in the case of options) included in the Summary Compensation Table. See the table below. Moreover, at December 31, 2018, all options granted to executives in 2018 were underwater.

	2018 Realizable Total Compensation												2018 Total		Difference
Name	Salary	+	Actual Annual Incentive	+	Special Q4 Bonus	+	Realizable Award Value(1)	+	All Other Compensation	=	Total	-	Compensation Disclosed	=	($)%
Stephen Davis	$719,833		$387,990		$105,816		$384,038		$—		$1,597,677		$6,508,032		(4,910,356)	-75.5%
Todd Young(2)	350,568		—		—		75,805		47,087		473,460		1,486,094		(1,012,634)	-68.1%
Srdjan Stankovic	524,785		262,655		71,634		596,269		—		1,455,343		5,678,381		(4,223,038)	-74.4%
Austin Kim(3)	195,704		67,811		18,495		—		236,633		518,643		2,126,212		(1,607,569)	-75.6%
Michael Yang	485,250		186,821		50,952		161,700		152,118		1,036,841		3,182,910		(2,146,069)	-67.4%

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1.	This amount reflects the value of outstanding RSUs as of December 31, 2018. At such date, all of the options granted to executives in 2018 were underwater.
2.	Mr. Young left the Company in October 2018 and therefore his cash and equity awards were cancelled.
3.

Mr. Kim joined the Company in July 2018 and therefore his annual incentive and special fourth-quarter bonuses were pro-rated accordingly. “All Other Compensation” for Mr. Kim includes a sign-on bonus of $200,000, which is subject to a two-year clawback, as follows: (i) if Mr. Kim voluntarily leaves the Company on or before the first anniversary of his hire date, 100% of such bonus must be repaid, and (ii) if Mr. Kim voluntarily leaves the Company after the first anniversary of his hire date but on or before the second anniversary of his hire date, 100% less a percentage equal to x/12 of such bonus (where x is the number of months or partial months that Mr. Kim was employed after the first year of his employment) must be repaid.

Executives’ stock options are granted with an exercise price based on the fair market value, which has been deemed to be the closing price on the date of grant. Stock option grants to executives currently are made pursuant to our 2010 Plan. We do not coordinate the grant of stock options to the timing of releases of material non-public information. New hire equity grants, which are made to all employees (including executives) at the time of hire, consist solely of time-based options. The number of options is established through arm’s-length negotiation at the time of hire, taking into account the executive’s qualifications, experience and competitive market information for similar positions in the biotechnology industry, as well as the current compensation approach of the Company.

For fiscal 2018, please see the Grants of Plan-Based Awards table included below.

Restrictions on Equity. Pursuant to the terms of the Company’s Amended and Restated Policy for Stock Trading by Officers, Directors and Certain Other Employees, executive officers are prohibited from engaging in speculative trading with respect to securities of the Company, including any hedging transactions. In addition, pursuant to that policy, executive officers may not pledge or otherwise transfer any beneficially owned Company securities without prior notification and approval by the Chief Executive Officer or Chief Financial Officer.

Post-employment Compensation. The named executive officers are entitled to certain severance and change in control benefits, the terms of which are described below under “—Potential Payments upon Termination or Change of Control.” These severance and change in control benefits are an essential element of the overall executive compensation package, and assist the Company in recruiting and retaining talented individuals and aligning the executive’s interests with the best interests of the stockholders.

Other Benefits. The Company provides certain additional benefits to executive officers that are also generally available to employees, including medical, dental, vision and life insurance coverage, 401(k) matching contributions, an employee stock purchase plan and, for new hires who are relocating, certain relocation benefits (including, among other things, certain moving expenses and reimbursement of certain costs incurred in connection with the sale of an existing home and purchase of a new home); however, the Compensation Committee in its discretion may revise, amend or add to these benefits.

Compensation Committee Interlocks and Insider Participation

As indicated above, the Compensation Committee currently consists of Dr. Biggar and Messrs. Baker and Daly. No member of the Compensation Committee has ever been an officer or employee of the Company. None of the executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of the Board of Directors or Compensation Committee.

Compensation Risk Assessment

Although a portion of the compensation provided to our executive officers and other employees is performance-based, the executive compensation program does not encourage excessive or unnecessary risk

53.

taking. This is primarily due to the fact that the compensation programs are designed to encourage executive officers and other employees to remain focused on both short-term and long-term strategic goals within the context of a pay-for-performance compensation philosophy.

Compensation Committee Report

The material in this report is not “soliciting material”, is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

The foregoing report has been furnished by the Compensation Committee.

Stephen Biggar, Committee Chair

Julian Baker

James Daly

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Summary Compensation Table

The following table shows for the fiscal years ended December 31, 2018, 2017, and 2016, compensation awarded to or paid to, or earned by, the Company’s Chief Executive Officer, former Chief Financial Officer, and its three other executive officers as of December 31, 2018 (the “Named Executive Officers”).

Summary Compensation Table

Name	Title	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)	Total ($)
Stephen Davis(5)	Chief Executive Officer	2018 2017 2016	719,833 700,000 675,992	— — 437,705	505,400 — —	4,771,631 13,905,418 8,133,720	493,806 535,938 —	17,362 16,790 14,030	6,002,632 15,158,146 9,261,447

Todd Young(6)	Former Executive Vice President, Chief Financial Officer	2018 2017 2016	350,568 409,542 147,462	— — 61,381	99,761 — —	973,878 2,675,273 4,287,440	— 201,572 —	61,887 15,232 200,260	1,386,333 3,301,619 4,696,543

Srdjan Stankovic(7)	President	2018 2017 2016	524,785 489,844 475,000	— — 219,688	705,700 — —	4,094,313 6,420,193 2,033,430	334,289 267,883 —	19,294 18,549 15,100	4,972,681 7,196,469 2,743,218

Austin Kim(8)	Executive Vice President, General Counsel, and Secretary	2018	195,704	200,000	—	1,597,106	86,306	47,096	2,126,212

Michael Yang(9)	Executive Vice President, Chief Commercial Officer	2018 2017	485,250 361,731	— —	212,800 —	2,077,607 11,460,367	237,773 197,822	169,480 84,028	2,970,110 12,103,948

(1)

Amounts for Messrs. Davis, Stankovic and Young represent cash bonuses awarded for 2016 based the Company’s achievement of corporate performance goals. Amount for Mr. Kim represents a sign-on bonus of $200,000, which is subject to a two-year clawback, as follows: (i) if Mr. Kim voluntarily leaves the Company on or before the first anniversary of his hire date, 100% of such bonus must be repaid, and (ii) if Mr. Kim voluntarily leaves the Company after the first anniversary of his hire date but on or before the second anniversary of his hire date, 100% less a percentage equal to x/12 of such bonus (where x is the number of months or partial months that Mr. Kim was employed after the first year of his employment) must be repaid.

(2)	Represents value of RSUs granted in Fall 2018.
(3)

Amounts shown do not reflect compensation actually received by the named individual. “Option Awards” includes the grant date fair value of option awards granted in the year indicated as computed in accordance with authoritative accounting guidance. See Note 2 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed February 27, 2019 with the SEC, for the assumptions used to determine the valuation of stock option awards.

(4)	Amounts in 2017 are annual incentive bonuses. Amounts in 2018 are the aggregate of the annual incentive bonuses and the special fourth-quarter bonuses.
(5)

For 2018, 2017 and 2016, “All Other Compensation” includes $13,750, $13,500 and $13,250 in employer 401(k) matching and $3,612, $3,290 and $780 of supplemental life insurance premium payments, respectively.

(6)

Mr. Young joined the Company in August 2016 and left the Company in October 2018. “All Other Compensation” in 2018 includes $13,750 in employer 401(k) matching, $1,050 in supplemental life insurance premium payments, and $47,087 in accrued vacation. “All Other Compensation” in 2017 includes $13,500 in employer 401(k) matching, $1,147 in supplemental life insurance premium payments and $585

55.

in tax gross-ups for relocation. “All Other Compensation” in 2016 includes $260 in supplemental life insurance premium payments and $200,000 in relocation expenses, including $66,319 in tax gross-ups for relocation.

(7)

“All Other Compensation” includes $13,750, $13,500 and $13,250 in employer 401(k) matching and $5,544, $5,049 and $780 in supplemental life insurance premium payments for 2018, 2017 and 2016, respectively.

(8)

Mr. Yang joined the Company in February 2017. For 2018, “All Other Compensation” includes $13,750 in employer 401(k) matching, $3,612 of supplemental life insurance premium payments, and $152,118 in relocation expenses, including $52,235 in tax gross-ups for relocation. For 2017, “All Other Compensation” includes $2,709 in supplemental life insurance premium payments and $81,319 in relocation expenses, including $28,917 in tax gross-ups for relocation.

(9)

Mr. Kim joined the Company in July 2018. For 2018, “All Other Compensation” includes $8,958 in employer 401(k) matching, $1,505 of supplemental life insurance premium payments and $36,633 in relocation expenses, including $11,338 in tax gross-ups for relocation.

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Grants of Plan-Based Awards

The following table shows certain information regarding grants of plan-based awards to the Named Executive Officers for the fiscal year ended December 31, 2018:

Grants of Plan-Based Awards in Fiscal 2018

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Equity Awards: Number of Securities Underlying RSUs (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($)(5)	Grant Date Fair Value of Option Awards ($)(6)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Stephen Davis	N/A	—	503,883	755,825	—	—	—	—	—	—	—
	4/18/2018	—	—	—	22,500	45,000	90,000	—	—	19.98	1,170,320
	4/18/2018	—	—	—	—	—	—	—	135,000	19.98	1,758,011
	10/15/2018	—	—	—	—	—	—	—	95,000	21.28	1,210,243
	10/15/2018	—	—	—	—	—	—	23,750	—	—	505,400
	10/15/2018	—	—	—	23,750	47,500	95,000	—	—	21.28	633,057
Todd Young	N/A	—	157,756	236,633	—	—	—	—	—	—	—
	4/18/2018	—	—	—	4,688	9,375	18,750	—	—	19.98	243,817
	4/18/2018	—	—	—	—	—	—	—	28,125	19.98	366,252
	10/15/2018	—	—	—	—	—	—	—	18,750	21.28	238,864
	10/15/2018	—	—	—	—	—	—	4,688	—	—	99,761
	10/15/2018	—	—	—	4,688	9,375	18,750	—	—	21.28	124,946
Srdjan Stankovic	N/A	—	341,110	511,665	—	—	—	—	—	—	—
	4/18/2018	—	—	—	11,875	23,750	47,500	—	—	19.98	617,669
	4/18/2018	—	—	—	—	—	—	—	71,250	19.98	927,839
	10/15/2018	—	—	—	—	—	—	—	47,500	21.28	605,122
	10/15/2018	—	—	—	—	—	—	11,875	—	—	252,700
	10/15/2018	—	—	—	11,875	23,750	47,500	—	—	21.28	316,529
	11/19/2018	—	—	—	—	—	—	—	150,000	18.12	1,627,155
	11/19/2018	—	—	—	—	—	—	25,000	—	—	453,000
Michael Yang	N/A	—	242,625	363,938	—	—	—	—	—	—	—
	4/18/2018	—	—	—	10,000	20,000	40,000	—	—	19.98	520,142
	4/18/2018	—	—	—	—	—	—	—	60,000	19.98	781,338
	10/15/2018	—	—	—	—	—	—	—	40,000	21.28	509,576
	10/15/2018	—	—	—	—	—	—	10,000	—	—	212,800
	10/15/2018	—	—	—	10,000	20,000	40,000	—	—	21.28	266,550
Austin Kim(7)	N/A	—	88,067	132,100	—	—	—	—	—	—	—
	7/18/2018	—	—	—	—	—	—	—	140,000	17.58	1,597,106

(1)

Amounts reported represent the potential short-term incentive compensation amounts payable for our 2018 fiscal year under our annual cash incentive program. The amounts reported represent each NEO’s target and maximum possible payments for 2018. Because actual payments to the NEOs could range from 0% to 150% of their target bonus, no threshold payment amount has been established for the NEOs. The actual short-term incentive bonus amount earned by each NEO for 2018 is reported in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table above.

(2)	Amounts reported represent performance-based option awards which are subject to both performance and time-based vesting conditions. Vesting of performance-based option awards is described above in

57.

Compensation Discussion and Analysis in the Elements of Executive Compensation—Long-Term Incentives section
(3)	Amounts reported represent service-based restricted stock units which vest in four equal annual installments.
(4)	Amounts reported represent service-based option awards which are subject to a pro-rata one-year cliff vest and 36 monthly installments thereafter.
(5)

In accordance with the terms of the 2010 Plan, the exercise price of each option was set at the market closing price of our common stock on the date of grant. Similar to 2017, 2018 options were granted biannually and included performance-based grants. Performance-based and time-based vesting awards are expected to be made at the same time.

(6)

See Note 2 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed February 27, 2019 with the SEC, for the stock compensation expense assumptions used to determine the valuation and expensing of stock option awards. The values recognized in the “Grant Date Fair Value of Option Awards” column above do not reflect estimated forfeitures.

(7)	Mr. Kim joined the Company in July 2018 and the grant included in the table is his initial option award.

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Outstanding Equity Awards at Fiscal Year-End

The following table shows certain information regarding outstanding equity awards at December 31, 2018 for the Named Executive Officers:

Outstanding Equity Awards at December 31, 2018

		Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable(1)	Equity Incentive Plan awards: Number of Securities Underlying Unexercised Unearned Options(2)	Vesting Commencement Date	Option Exercise Price	Option Expiration Date	Number of Shares That Have Not Vested(3)	Vesting Commencement Date	Market Value of Shares That Have Not Vested
Stephen Davis	320,000	—	—	7/15/2014	$20.77	7/14/2024	—		$—
	206,250	13,750	—	3/20/2015	34.45	3/19/2025	—		—
	182,812	42,188	—	9/1/2015	35.91	8/31/2025	—		—
	412,500	187,500	—	3/15/2016	19.65	3/14/2026	—		—
	106,639	137,111	—	3/8/2017	36.54	3/7/2027	—		—
	—	—	162,500	8/3/2017	29.59	8/2/2027	—		—
	76,171	167,579	—	9/7/2017	35.80	9/6/2027	—		—
	—	—	162,500	9/7/2017	35.80	9/6/2027	—		—
	—	—	90,000	4/18/2018	19.98	4/17/2028	—		—
	—	135,000	—	4/18/2018	19.98	4/17/2028	—		—
	—	—	95,000	10/15/2018	21.28	10/14/2028	—		—
	—	95,000	—	10/15/2018	21.28	10/14/2028	—		—
	—	—	—	N/A	N/A	N/A	23,750	10/15/2018	384,038

	1,304,372	778,128	510,000				23,750		$384,038

Todd Young	108,333	—	—	8/22/2016	34.32	8/21/2026	—		$—
	14,843	—	—	3/8/2017	36.54	3/7/2027	—		—
	15,233	—	—	9/7/2017	35.80	9/6/2027	—		—

	138,409	—	—				—		$—

Srdjan Stankovic	192,708	57,292	—	11/25/2015	38.28	11/24/2025	—		$—
	103,125	46,875	—	3/15/2016	19.65	3/14/2026	—		—
	41,014	52,736	—	3/8/2017	36.54	3/7/2027	—		—
	—	—	62,500	8/3/2017	29.59	8/2/2027	—		—
	41,015	90,235	—	9/7/2017	35.80	9/6/2027	—		—
	—	—	87,500	9/7/2017	35.80	9/6/2027	—		—
	—	—	47,500	4/18/2018	19.98	4/17/2028	—		—
	—	71,250	—	4/18/2018	19.98	4/17/2028	—		—
	—	—	47,500	10/15/2018	21.28	10/14/2028			—
	—	47,500	—	10/15/2018	21.28	10/14/2028	—		—
	—	—	—	N/A	N/A	N/A	11,875	10/15/2018	192,019
	—	150,000	—	11/19/2018	18.12	11/18/2028	—		—
	—	—	—	N/A	N/A	N/A	25,000	11/19/2018	404,250

	377,862	515,888	245,000				36,875		$596,269

Michael Yang	175,000	225,000	—	3/29/2017	35.86	3/28/2027	—		$—
	29,296	64,454	—	9/7/2017	35.80	9/6/2027	—		—
	—	—	62,500	9/7/2017	35.80	9/6/2027	—		—
	—	—	40,000	4/18/2018	19.98	4/17/2028	—		—
	—	60,000	—	4/18/2018	19.98	4/17/2028	—		—
	—	—	40,000	10/15/2018	21.28	10/14/2028	—		—
	—	40,000	—	10/15/2018	21.28	10/14/2028	—		—
	—	—	—	N/A	N/A	N/A	10,000	10/15/2018	161,700

	204,296	389,454	142,500				10,000		$161,700

Austin Kim	—	140,000	—	7/18/2018	17.58	7/17/2028	—		$—

	—	140,000	—				—		—

(1)

Time-based options granted to our Named Executive Officers vest over four years with 25% of the total number of shares subject to an option vesting after the first year and 1/48th per month thereafter. Awards are time-based unless indicated as performance-based awards.

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(2)

Performance-based award. Vesting of performance-based option awards is described above in Compensation Discussion and Analysis in the Elements of Executive Compensation—Long-Term Incentives section. Performance-based options cannot be exercised prior to two years after the vesting commencement date (even if the vesting goals have been met) and reflect the target shares issuable pursuant to such options. If appropriate performance criteria are met, the maximum possible shares issuable is twice the target amount of each grant.

(3)	Time-based restricted stock units granted to our Named Executive Officers vest in four equal annual installments.

Option Exercises and Stock Vested

None of the Named Executive Officers exercised any options in fiscal 2018. The Company made restricted stock awards for the first time in October 2018, and none of those awards vested in 2018.

Nonqualified Deferred Compensation

None of our Named Executive Officers participates in or has account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us. Our Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or other nonqualified deferred compensation benefits in the future.

Potential Payments Upon Termination or Change in Control

The amounts of compensation payable to each Named Executive Officer upon termination of the employment of the executive are described below. Our Compensation Committee may in its discretion recommend revisions, amendments or additions to these benefits for the approval of the Board.

Payments due upon termination

Regardless of the manner in which a Named Executive Officer’s employment terminates, the Named Executive Officer is entitled to receive amounts earned during his term of employment, including accrued and unpaid salary and payment in lieu of unused vacation days.

On December 10, 2015, the Compensation Committee of the Board of Directors, acting pursuant to authority delegated to it by our Board of Directors, adopted the ACADIA Pharmaceuticals Inc. Management Severance Benefit Plan (the “Severance Plan”) and the ACADIA Pharmaceuticals Inc. Amended and Restated Change in Control Severance Benefit Plan (the “CIC Plan”, and together with the Severance Plan, the “Plans”). The CIC Plan amends and restates ACADIA’s Change in Control Severance Benefit Plan that was effective as of March 11, 2013.

Potential payments under Management Severance Benefit Plan

The Severance Plan entitles our current Named Executive Officers and other members of management to certain severance payments and benefits in the event of a qualifying termination of employment, other than in connection with certain change in control events that are covered by the CIC Plan. In reviewing the terms of the Severance Plan, the Compensation Committee and the Board of Directors reviewed information about the practices of other companies in the health care industry. In adopting the Severance Plan, the Board of Directors considered the benefit to the Company and its stockholders in providing stability for key employees. The Severance Plan will be used for new members of management and the Compensation Committee believes that it will assist with recruiting in this regard. A qualifying termination is a termination by us for any reason other than cause, or, in certain cases, by the employee for Good Reason (as defined below). For purposes of the Severance Plan, “cause” means (i) such employee’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (ii) such employee’s intentional, material violation of any contract or

60.

agreement between the employee and the Company or of any statutory duty owed to the Company; (iii) such employee’s unauthorized use or intentional unauthorized disclosure of the Company’s confidential information or trade secrets; (iv) such employee’s gross negligence or gross misconduct; (v) such employee’s material failure to competently perform his/her assigned duties for the Company; (vi) sustained poor performance of any material aspect of the employee’s duties or obligations including refusal to follow lawful instructions from the employee’s manager or the then-current board of directors; or (vii) employee’s conviction of, or the entry of a pleading of guilty or nolo contendere by such employee to, any crime involving moral turpitude or any non-vehicular felony; provided, in the case of clauses (v) and (vi), such behavior shall be deemed cause only if such failure or poor performance has not been substantially cured to the satisfaction of the Board of Directors within 30 days after written notice of such failure or poor performance has been given by the Company to the employee. The determination of whether a termination is for cause shall be made by the Board of Directors in its sole and exclusive judgment and discretion. “Good Reason” means (i) the assignment to an employee of any duties or responsibilities that results in a material diminution in the employee’s authorities, duties or responsibilities as in effect immediately prior to such reduction; provided, however, that a change solely in the employee’s title or reporting relationships shall not provide the basis for a termination with Good Reason; (ii) a material reduction by the Company in the employee’s annual base salary, as in effect prior to such reduction; (iii) a relocation of the employee’s principal business office to a location that increases the employee’s one-way driving distance by 30 miles or more, except for required travel by the employee on the Company’s business consistent with such employee’s business travel obligations as in effect on the effective date; or (iv) a material breach by the Company of any provision of the Severance Plan or any other material agreement between the employee and the Company concerning the terms and conditions of the employee’s employment.

The amount of payments and the type of benefits provided under the Severance Plan vary based on the employee’s position and include cash severance payments based on base salary and target bonus, accelerated vesting of equity awards, and payment for continued coverage under group health plans. Specifically, each Named Executive Officer is entitled to (i) a base compensation severance benefit that is equal to the individual’s base salary plus the individual’s target bonus payment for the year and (ii) a target bonus severance amount that is equal to the pro-rata portion of the individual’s target bonus payment for the year. In the case of Mr. Davis, the base compensation severance benefit amount is multiplied by 1.5. In addition, the Named Executive Officers are also eligible to receive a pro-rated portion of the target bonus for the year in which the termination occurs. Mr. Davis would be eligible to receive 12 months of accelerated vesting of any outstanding stock awards in the event of a qualifying termination. If a qualifying termination had occurred, effective as of December 31, 2018, and 12 months of Mr. Davis’s outstanding stock awards were deemed vested, the value of the accelerated awards to Mr. Davis would have been: $0.1 million in addition to cash compensation of approximately $2.4 million, for a total of approximately $2.5 million. The value of accelerated awards is calculated as the sum of the products of the (i) the difference between the exercise price of each option deemed accelerated and the fair market value of our common stock on December 31, 2018 multiplied by (ii) the number of shares deemed accelerated under the applicable option plus the value of accelarated RSUs. If a qualifying termination had occurred, effective as of December 31, 2018, with respect to each of Dr. Stankovic and Messrs. Kim and Yang, they would have received payments of approximately $1.6 million, $817,000 and $975,000, respectively. The payments and benefits provided under the Severance Plan replaced any severance or similar payments or benefits under an employment agreement or other arrangement with us and are subject to the employee’s compliance with the other terms and conditions of the Severance Plan.

In order to receive any benefits under the Severance Plan, employees must sign a general release and waiver of all claims against the Company. Benefits are payable within 10 days of an effective release.

Potential payments under Amended and Restated Change in Control Severance Benefit Plan

In 2013, the Compensation Committee of our Board of Directors, acting pursuant to authority delegated to it by our Board of Directors, adopted the ACADIA Pharmaceuticals Inc. Change in Control Severance Benefit Plan. The CIC Plan adopted in December 2015 amends and restates the Change in Control Severance Benefit Plan that was effective as of March 11, 2013. In adopting the plan, the Board considered the benefit to the

61.

Company and its stockholders in providing incentives for management continuity in the event of a merger for the Company (as described above under—Effect of change in control on stock option awards). In reviewing the terms of the CIC Plan, the Compensation Committee and the Board reviewed information about the practices of other companies in the health care industry. The CIC Plan will also be used for new members of management and the Compensation Committee believes that it will assist with recruiting in this regard.

The CIC Plan entitles our Named Executive Officers and other key employees to certain severance payments and benefits in the event of a qualifying termination of employment up to one month prior to or within 18 months following certain change in control events. The CIC Plan thus requires a “double trigger” before any benefits are received by the Named Executive Officers. A qualifying termination is a termination by us for any reason other than cause, or by the employee for good reason. For purposes of the CIC Plan, “cause” means (i) such employee’s attempted commission of, or participation in, a fraud against the Company; (ii) such employee’s intentional, material violation of any contract or agreement between the employee and the Company or of any statutory duty owed to the Company; (iii) such employee’s unauthorized use or intentional unauthorized disclosure of the Company’s confidential information or trade secrets; (iv) such employee’s gross negligence or gross misconduct with respect to such employee’s job duties; (v) sustained poor performance of any material aspect of the employee’s duties or obligations including refusal to follow lawful instructions from the employee’s manager or the then-current board of directors; or (vi) employee’s conviction of, or the entry of a pleading of guilty or nolo contendere by such employee to, any crime involving moral turpitude or any non-vehicular felony; provided, in the case of clause (v), such behavior shall be deemed cause only if such failure or poor performance has not been substantially cured within 30 days after written notice of such failure or poor performance has been given by the Company to the employee. “Good reason” means (i) the assignment to an employee of any duties or responsibilities that results in a material diminution in the employee’s authorities, duties or responsibilities as in effect immediately prior to such reduction; (ii) a material reduction by the Company in the employee’s annual base salary, as in effect prior to such reduction; (iii) a relocation of the employee’s principal business office to a location that increases the employee’s one-way driving distance by 30 miles or more, except for required travel by the employee on the Company’s business consistent with such employee’s business travel obligations as in effect on the Effective Date; or (iv) a material breach by the Company of any provision of the CIC Plan or any other agreement between the employee and the Company.

The amount of payments and the type of benefits provided under the CIC Plan vary based on the employee’s position and include cash severance payments based on base salary and bonus, accelerated vesting of equity awards, and payment for continued coverage under group health plans. Specifically, each Named Executive Officer is entitled to a base compensation severance benefit that is equal to the individual’s base salary plus the individual’s target bonus payment for the year, which amount is then multiplied by 2 for Mr. Davis and 1.5 for Dr. Stankovic and Messrs. Kim and Yang. In addition, the Named Executive Officers are also eligible to receive a pro-rated portion of the target bonus for the year in which the change in control occurs. Under the CIC Plan, any equity awards held by a Named Executive Officer that are outstanding but unvested and that are not assumed by the acquiring company will vest. In addition, following a merger in which the options have been assumed, if a Named Executive Officer’s employment is involuntarily terminated or terminated by such officer for Good Reason, then any unvested options held by the Named Executive Officer will vest. Thus, this type of option acceleration would require a “double trigger” for the applicable Named Executive Officer, as noted above. If a merger had occurred effective as of December 31, 2018 and all performance awards were deemed vested, none of the Named Executive Officers would have realized any value because the stock price as of such date was below the exercise price for the performance awards. In addition, the cash payout under the CIC Plan at December 31, 2018 would have been approximately $3 million, $2.1 million, $1.1 million and $1.3 million, respectively. Mr. Davis, Dr. Stankovic, Mr. Kim and Mr. Yang, respectively.

The payments and benefits provided under the CIC Plan replace any severance or similar payments or benefits under an employment agreement or other arrangement with us, including the Severance Plan, and are subject to the employee’s compliance with the other terms and conditions of the CIC Plan. In order to receive any

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benefits under the CIC Plan, employees must sign a general release and waiver of all claims against the Company.

CEO Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our principal executive officer (“PEO”) to the annual total compensation of our median employee. Stephen R. Davis, our President and Chief Executive Officer is our PEO.

In accordance with Item 402(u) of Regulation S-K, we identified the median employee by estimating the annual total compensation of each active employee, excluding Mr. Davis, as of December 31, 2018, by (i) aggregating (A) the annual base salary (or hourly rate multiplied by expected annual work schedule, for hourly employees), (B) the target bonus for 2018, and (C) the estimated accounting value of any equity awards granted during 2018 and (ii) ranking this compensation measure for our employees from lowest to highest. If such median employee’s actual annual compensation was not comparable to the CEO compensation, for example, because such median employee was hired during the year and thus did not receive a full year’s salary or did not receive a full annual bonus, we used the next lower employee who was comparable as the median employee. Once identified, we calculated the annual total compensation of our median compensated employee in a manner consistent with that used to calculate the annual total compensation of Mr. Davis and disclosed in the Summary Compensation Table above.

The ratio of Mr. Davis’s annual total compensation for 2018 of $6,002,632, as reported in the Summary Compensation Table, to the annual total compensation for our median employee of $207,731, results in a pay ratio of approximately 29:1.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Director Compensation

In March 2017, the Board approved an update to the compensation program for our non-employee directors that went into effect in June 2017. This change was made following a review of materials provided by FW Cook regarding compensation of the same comparable group of companies that was used to evaluate executive compensation.

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Under the updated director compensation plan, we provide each of our non-employee directors with cash compensation solely in the form of annual retainers, as set forth in the table that follows this paragraph. We also reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of our Board of Directors and committees of the Board and other Board activities.

Annual Retainer	$50,000
Additional Retainer for Board Chair	$30,000
Additional Retainer for Audit Chair	$20,000
Additional Retainer for Audit Member (non-Chair)	$10,000
Additional Retainer for Compensation Chair	$20,000
Additional Retainer for Compensation Member (non-Chair)	$10,000
Additional Retainer for Nominating and Corporate Governance Chair	$10,000
Additional Retainer for Nominating and Corporate Governance Member (non-Chair)	$5,000

Under the updated director compensation plan, each of our non-employee directors also receives an annual stock option grant under the 2010 Plan for 15,000 shares. Options granted to our non-employee directors are intended by us not to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended. These option grants are non-discretionary. In addition, any person who joins the Board of Directors as a non-employee director will receive an option to purchase 15,000 shares of common stock upon his or her election. The annual retainer amount and option grant could be pro-rated for a director that joined the Board other than at the first meeting of the Board following the annual meeting of stockholders.

Initial grants (i.e., those made upon a non-employee director’s election to our Board of Directors) vest over two years following the date of grant, and annual grants vest at the rate of 1/4th each three months after the Annual Meeting of Stockholders. The exercise price for option grants is equal to the closing price for the Company’s common stock on the option grant date. In general, the term of stock options granted under the 2010 Plan may not exceed ten years. In addition, in July 2017, the Board created two new committees: a Commercial Committee and a Scientific Committee. The 2018 compensation for the members of these committees was an option grant of 15,000 shares that vest at the rate of 1/4th each three months after the Annual Meeting of Stockholders.

Unless the terms of a non-employee director’s stock option agreement provide for earlier or later termination, if an optionholder’s service relationship with us, or any affiliate of ours, ceases for any reason, the optionholder may exercise any vested options up to three years from cessation of service.

The following table shows, for the fiscal year ended December 31, 2018, certain information with respect to the compensation of all persons who served as directors of the Company during 2018, other than Mr. Davis, who is a director and our President and Chief Executive Officer, and did not receive additional compensation for his services as a director.

Name	Fees Earned or Paid in Cash(1)	Option Awards(2)	All Other Compensation	Total
Stephen R. Biggar, M.D., Ph.D.(3)	$105,000	$171,284	$—	$276,284
Julian C. Baker(4)	60,000	171,284	—	231,284
Laura Brege(5)	75,000	171,284	547,345	793,628
James Daly(6)	70,000	342,567	982	413,549
Edmund P. Harrigan, M.D.(7)	50,000	342,567	1,985	394,552
Daniel Soland(8)	70,000	342,567	—	412,567

(1)	“Fees Earned or Paid in Cash” includes the annual Board of Directors retainer and any applicable additional retainers if the Director was a member or Chair of a committee.
(2)	“Option Awards” includes the grant date fair value of option awards granted as computed in accordance with authoritative accounting guidance. See Note 2 to the consolidated financial statements in the

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Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed February 27, 2019 with the SEC, for the assumptions used to determine the valuation of stock option awards.
(3)

“Fees Earned or Paid in Cash” includes Annual Retainer of $50,000, Additional Retainer for Board Chair of $30,000, Additional Retainer for Compensation Chair of $20,000, Additional Retainer for Nominating & Corporate Governance Member (non-Chair) of $5,000. “Option Awards” includes the fair value of 15,000 stock options granted June 6, 2018 with an exercise price of $17.52. As of December 31, 2018, an aggregate of 96,500 stock options that had been granted to Dr. Biggar were outstanding.

(4)

“Fees Earned or Paid in Cash” includes Annual Retainer of $50,000, Additional Retainer for Compensation Member (non-Chair) of $10,000. “Option Awards” includes the fair value of 15,000 stock options granted June 6, 2018 with an exercise price of $17.52. As of December 31, 2018, an aggregate of 57,500 stock options that had been granted to Mr. Baker were outstanding.

(5)

“Fees Earned or Paid in Cash” includes Annual Retainer of $50,000, Additional Retainer for Audit Chair of $20,000 and Additional Retainer for Nominating & Corporate Governance Member (non-Chair) of $5,000. “Option Awards” includes the fair value of 15,000 stock options granted June 6, 2018 with an exercise price of $17.52. As of December 31, 2018, an aggregate of 100,000 stock options that had been granted to Ms. Brege were outstanding.

(6)

“Fees Earned or Paid in Cash” includes Annual Retainer of $50,000, Additional Retainer for Audit Member (non-Chair) of $10,000, Additional Retainer for Compensation Member (non-Chair) of $10,000. “Option Awards” includes the fair value of 30,000 stock options granted on June 6, 2018 with an exercise price of $17.52, which includes 15,000 stock options for being a member of the Commercial Committee. As of December 31, 2018, an aggregate of 87,500 stock options that had been granted to Mr. Daly were outstanding.

(7)

“Fees Earned or Paid in Cash” includes Annual Retainer of $50,000. “Option Awards” includes the fair value of 30,000 stock options granted June 6, 2018 with an exercise price of $17.52, which includes 15,000 stock options for being a member of the Scientific Committee. As of December 31, 2018, an aggregate of 87,500 stock options that had been granted to Dr. Harrigan were outstanding

(8)

“Fees Earned or Paid in Cash” includes Annual Retainer of $50,000, Additional Retainer for Audit Member (non-Chair) of $10,000, Additional Retainer for Nominating and Corporate Governance Chair of $10,000. “Option Awards” includes the fair value of 30,000 stock options granted June 6, 2018 with an exercise price of $17.12, which includes 15,000 stock options for being a member of the Commercial Committee. As of December 31, 2018, an aggregate of 100,000 stock options that had been granted to Mr. Soland were outstanding.

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TRANSACTIONS WITH RELATED PERSONS

Related-Person Transactions Policy and Procedures

The charter of the Audit Committee states that it will review, consider and approve or ratify any “related-persons transactions.” A “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.

Where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, the Company relies on information supplied by its executive officers and directors. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. In determining whether to approve, ratify or reject a related-person transaction, the Audit Committee will look at, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

We describe below transactions and series of related transactions, since January 1, 2018, with respect to which we were a party, will be a party, or otherwise benefited, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

a director, executive officer, beneficial owner of more than 5% of our common stock or any member of their immediate family or any entity owned or controlled by such persons who had or will have a direct or indirect material interest.

Certain Related-Person Transactions

Our bylaws provide that we will indemnify our directors and executive officers, and may indemnify other officers, employees and other agents, to the fullest extent permitted by law. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our amended and restated bylaws permit such indemnification. We have obtained a policy of directors’ and officers’ liability insurance.

We have entered, and intend to continue to enter, into indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

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Director Independence

Information regarding director independence is included under “Proposal 1—Election of Directors” above and is incorporated by reference herein.

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HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are stockholders of ACADIA Pharmaceuticals Inc. will be householding our Annual Meeting materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or ACADIA Pharmaceuticals Inc. Direct your written request to ACADIA Pharmaceuticals Inc., 3611 Valley Centre Drive, Suite 300, San Diego, California 92130, Attn: Investor Relations, or contact Investor Relations at (858) 558-2871 and we will undertake to promptly deliver a separate copy of the Annual Meeting materials to you. Stockholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request householding of their communications should contact their brokers.

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OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the 2019 Annual Meeting of Stockholders. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Austin D. Kim Executive Vice President, General Counsel and Secretary

San Diego, California

April 30, 2019

A COPY OF OUR ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2018 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: SECRETARY, ACADIA PHARMACEUTICALS INC., 3611 VALLEY CENTRE DRIVE, SUITE 300, SAN DIEGO, CA 92130. WE WILL FURNISH A COPY OF ANY EXHIBIT TO SUCH REPORT UPON WRITTEN REQUEST AND PAYMENT OF REASONABLE EXPENSES IN FURNISHING SUCH EXHIBIT.

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Appendix A

ACADIA PHARMACEUTICALS INC.

2010 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: MARCH 12, 2010

APPROVED BY THE STOCKHOLDERS: JUNE 11, 2010

AMENDED BY THE BOARD OF DIRECTORS: APRIL 17, 2013

APPROVED BY THE STOCKHOLDERS: JUNE 7, 2013

AMENDED BY THE BOARD OF DIRECTORS: APRIL 17, 2015

APPROVED BY THE STOCKHOLDERS: JUNE 15, 2015

AMENDED BY THE BOARD OF DIRECTORS: APRIL 29, 2016

APPROVED BY THE STOCKHOLDERS: JUNE 10, 2016

AMENDED BY THE BOARD OF DIRECTORS: APRIL 19, 2017

APPROVED BY THE STOCKHOLDERS: JUNE 13, 2017

AMENDED BY THE BOARD OF DIRECTORS: APRIL 30, 2018

APPROVED BY THE STOCKHOLDERS: JUNE 6, 2018

AMENDED BY THE BOARD OF DIRECTORS: APRIL 27, 2019

APPROVED BY THE STOCKHOLDERS: [JUNE] [•], 2019

1.	GENERAL.

(a) Successor to and Continuation of Prior Plan. The Plan is intended as the successor to and continuation of the ACADIA Pharmaceuticals Inc. 2004 Equity Incentive Plan, as amended (the “Prior Plan”). Following the Effective Date, no additional stock awards shall be granted under the Prior Plan. Any shares remaining available for grant as new awards under the Prior Plan as of the Effective Date (the “Prior Plan’s Available Reserve”) shall become available for issuance pursuant to Stock Awards granted hereunder. From and after the Effective Date, all outstanding stock awards granted under the Prior Plan shall remain subject to the terms of the Prior Plan; provided, however, any shares underlying outstanding stock awards granted under the Prior Plan that expire or terminate for any reason prior to exercise or settlement or are forfeited because of the failure to meet a contingency or condition required to vest such shares (the “Returning Shares”) shall become available for issuance pursuant to Awards granted hereunder. All Awards granted on or after the Effective Date of this Plan shall be subject to the terms of this Plan.

(b) Eligible Award Recipients. The persons eligible to receive Awards are Employees, Directors and Consultants.

(c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, and (vii) Other Stock Awards.

(d) Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

2.	ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(v) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi) To amend the Plan in any respect the Board deems necessary or advisable. However, except as provided in Section 9(a) relating to Capitalization Adjustments, to the extent required by applicable law or listing requirements, stockholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, or (D) expands the types of Awards available for issuance under the Plan. Except as provided above, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding incentive stock options or (B) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that except with respect to amendments that disqualify or impair the status of an Incentive Stock Option, a Participant’s rights under any Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Rule 16b-3 Compliance. A Committee may consist solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d) Delegation to an Officer. The Board may delegate to one or more Officers of the Company the authority to do one or both of the following (i) designate Officers and Employees of the Company or any of its Subsidiaries to be recipients of Stock Awards and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Officers and Employees of the Company; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything to the contrary in this Section 2(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 13(w)(ii).

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(f) Repricing; Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee shall have the authority to: (i) reduce the exercise price of any outstanding Options or Stock Appreciation Rights under the Plan, or (ii) cancel any outstanding Options or Stock Appreciation Rights that have an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within 12 months prior to such an event.

(g) Minimum Vesting Requirements. Except as provided in Section 9 (and (excluding, for this purpose, any (i) substitute awards, and (ii) awards to Non-Employee Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting), no Stock Award granted on or after June 13, 2017 may vest (or, if applicable, be exercisable) until at least twelve (12) months following the date of grant of the Stock Award; provided, however, that up to 5% of the Share Reserve (as defined in Section 3(a)(i)) may be subject to Stock Awards granted on or after June 13, 2017 that do not meet such vesting (and, if applicable, exercisability) requirements and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Board’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability or a change in control, in the terms of the Award or otherwise.

(h) Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to an Award, as determined by the Board and contained in the applicable Award Agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested under the terms of such Award Agreement, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of such Award Agreement (including, but not limited to, any vesting conditions), (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to the Company on the date, if any, such shares are forfeited to or repurchased by the Company due to a failure to meet any vesting conditions under the terms of such Award Agreement and (iv) in no event shall dividends or dividend equivalents be paid or credited with respect to an Appreciation Award.

3.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date shall not exceed 44,314,234 shares (the “Share Reserve”), which number is the sum of (i) the number of shares subject to the Prior Plan’s Available Reserve, (ii) an additional 3,250,000 shares approved by the Board in March 2010 and subsequently approved by the Company’s stockholders, (iii) an additional 7,500,000 shares approved by the Board in April 2013 and subsequently approved by the Company’s stockholders, (iv) an additional 5,000,000 shares approved by the Board in April 2015 and subsequently approved by the Company’s stockholders, (v) an additional 3,000,000 shares approved by the Board in April 2016 and subsequently approved by the Company’s stockholders, (vi) an additional 5,500,000 shares approved by the Board in April 2017 and subsequently approved by the Company’s stockholders, (vii) an additional 6,700,000 shares approved by the Board in April 2018 and subsequently approved by the Company’s stockholders, (viii) an additional 8,300,000 shares approved by the Board in April 2019 and subsequently approved by the Company’s stockholders, plus (ix) an additional number of shares in an amount not to exceed 4,261,425 shares (which number consists of the Returning Shares, if any, as such shares become available from time to time). For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of the Common Stock that may be issued pursuant to the Plan and does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance shall not reduce the number of shares available for issuance under the Plan. Furthermore, if a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan.

(b) Subject to Section 3(c), the number of shares available for issuance under the Plan shall be reduced by: (i) one share for each share of stock issued pursuant to an Appreciation Award; (ii) 1.36 shares for each share of Common Stock issued pursuant to a Full Value Award granted before June 6, 2018; (iii) 1.47 shares for each share of Common Stock issued pursuant to a Full Value Award granted on or after June 6, 2018 but before June 26, 2019; and (iv) 1.42 shares for each share of Common Stock issued pursuant to a Full Value Award granted on or after June 26, 2019.

(c) Reversion of Shares to the Share Reserve.

(i) Shares Available for Subsequent Issuance. If any shares of common stock issued pursuant to a Stock Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited shall revert to and again become available for issuance under the Plan. To the extent (A) there is issued a share of Common Stock pursuant to a Full Value Award , or (B) any Returning Shares granted under the Plan pursuant to an award other than an option or stock appreciation right, and, pursuant to Section 1(a), Section 3(a) or this Section 3(c)(i), such share of Common Stock becomes available for issuance under the Plan (x) on or after June 15, 2015, but prior to June 6,

2018, then the number of shares of Common Stock available for issuance under the Plan shall increase by 1.36 shares, (y) on or after June 6, 2018, but prior to June 26, 2019, then the number of shares of Common Stock available for issuance under the Plan shall increase by 1.47 shares and (y) on or after June 26, 2019, then the number of shares of Common Stock available for issuance shall increase by 1.42 shares.

(ii) Shares Not Available for Subsequent Issuance. If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant shall no longer be available for issuance under the Plan. Also, any shares subject to a Stock Award reacquired by the Company pursuant to Section 8(g) and any shares reacquired by the Company as consideration for the exercise of an Option or Stock Appreciation Right shall no longer be available for issuance under the Plan.

(d) Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 3 and, subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be 28,000,000 shares of Common Stock.

(e) Non-Employee Director Aggregate Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director with respect to any period commencing on the date of the Company’s Annual Meeting of Stockholders for a particular year and ending on the day immediately prior to the date of the Company’s Annual Meeting of Stockholders for the next subsequent year, including Awards granted and cash fees paid by the Company to such Non-Employee Director, will not exceed (i) $1,500,000 in total value or (ii) in the event such Non-Employee Director is first appointed or elected to the Board during such period, $2,000,000 in total value, in each case calculating the value of any Awards based on the grant date fair value of such Awards for financial reporting purposes.

(f) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.	ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 promulgated under the Securities Act, unless the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code because the Stock Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

5.	PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Option Agreement or Stock Appreciation Right Agreement shall conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR shall be exercisable after the expiration of 10 years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price (or strike price) of each Option or SAR shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Option or SAR is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise price (or strike price) lower than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR if such Option or SAR is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if the option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board.

(d) Exercise and Payment of a SAR. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock

Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board shall determine. In the absence of such a determination by the Board to the contrary, the restrictions set forth in this Section 5(e) on the transferability of Options and SARs shall apply will apply. Notwithstanding the foregoing or anything in the Plan or a Stock Award Agreement to the contrary, no Option or SAR may be transferred to any financial institution without prior stockholder approval.

(i) Restrictions on Transfer. An Option or SAR shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may, in its sole discretion, permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option or SAR may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate shall be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.

(f) Vesting Generally. Subject to Section 2(g), the total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause or upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date 3 months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(h) Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause or upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR shall terminate on the earlier of (i) the expiration of a total period of 3 months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the Sale of any Common Stock issuable upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of such date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR (as applicable) shall terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period, if any, specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date 18 months following the date of death (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR shall terminate immediately upon such Participant’s termination of Continuous Service, and the Participant shall be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l) Non-Exempt Employees. No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant’s death or Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), any such vested Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

6.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Subject to Section 2(g), shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement. Notwithstanding the foregoing or anything in the Plan or a Restricted Stock Award Agreement to the contrary, no Restricted Stock Award may be transferred to any financial institution without prior stockholder approval.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid, if any, by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Subject to Section 2(g), at the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award that may vest or be exercised contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. Subject to Section 2(g), the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Stock Award to be deferred to a specified date or event. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Discretion. The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon the attainment of any Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

(d) Other Stock Awards. Subject to Sections 2(g) and 2(h), other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8.	MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000, the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g) Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(h) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(i) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j) Compliance With Section 409A. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the Shares are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death.

(k) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event related to a Participant that would be categorized as Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntary terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

9.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(d), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 3(e) and 6(c)(i) , and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board shall take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is 5 days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

(iv) arrange for the lapse of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; or

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award, over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

10.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. No Incentive Stock Option will be granted after the 10th anniversary of the earlier of (i) the date the Plan, as most recently amended is adopted by the Board, or (ii) the date the Plan, as most recently amended is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

11.	EFFECTIVE DATE OF PLAN.

This Plan became effective on the Effective Date.

12.	CHOICE OF LAW.

The laws of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.	DEFINITIONS. As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Appreciation Award” means (i) a stock option or stock appreciation right granted under the Prior Plan or (ii) an Option or Stock Appreciation Right, or Other Stock Award, in each case with respect to which the exercise or strike price is at least one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the stock option or stock appreciation right, or Option, Stock Appreciation Right, or Other Stock Award, as applicable, on the date of grant.

(c) “Award” means a Stock Award.

(d) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award. Each Award Agreement shall be subject to the terms and conditions of the Plan. The term “Award Agreement” shall have the same meaning as “Stock Award Agreement”.

(e) “Board” means the Board of Directors of the Company.

(f) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards No. 123 (revised). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

(g) “Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such an agreement, such term shall mean, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (ii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iii) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; (iv) such Participant’s gross negligence or gross misconduct; (v) such Participant’s material failure to competently perform his/her assigned duties for the Company; (vi) sustained poor performance of any material aspect of the Participant’s duties or obligations; or (viii) Participant’s conviction of, or the entry of a pleading of guilty or nolo contendere by Participant to, any crime involving moral turpitude or any felony. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(h) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;

(iv) there is consummated a sale, lease, exclusive and worldwide license, or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

(i) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(j) “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means ACADIA Pharmaceuticals Inc., a Delaware corporation.

(m) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register the sale of the Company’s securities to such person.

(n) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(o) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least 50% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(p) “Director” means a member of the Board.

(q) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e) (3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r) “Effective Date” means June 11, 2010, which is the date the Company’s stockholders first approved the Plan.

(s) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(t) “Entity” means a corporation, partnership, limited liability company or other entity.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(w) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market on the date of determination, or the next market trading day if such date of determination is not a market trading day, as reported in The Wall Street Journal or such other source the Board deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x) “Full Value Award” means (i) a stock award granted under the Prior Plan or (ii) a Stock Award, in each case, that is not an Appreciation Award.

(y) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(z) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(aa) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(bb) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(cc) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(dd) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(ee) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ff) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(gg) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(hh) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ii) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(jj) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) the attainment of certain target levels of, or a specified percentage increase in, revenues, earnings, income before taxes and extraordinary items, net income, operating income, earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing;

(ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including, without limitation, that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by a Committee comprised solely of Outside Directors; (v) earnings per share or the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in return on capital employed or return on invested capital; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders’ equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels in, or specified increases in, the fair market value of the shares of the Company’s common stock; (x) the growth in the value of an investment in the Company’s common stock; (xi) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in, all or a portion of controllable expenses or costs or other expenses or costs; (xii) gross or net sales, revenue and growth of sales revenue (either before or after cost of goods, selling and general administrative expenses, research and development expenses and any other expenses or interest); (xiii) total stockholder return; (xiv) return on assets or net assets; (xv) return on sales; (xvi) operating profit or net operating profit; (xvii) operating margin; (xviii) gross or net profit margin; (xix) cost reductions or savings; (xx) productivity; (xxi) operating efficiency; (xxii) working capital; or (xxiii) market share; (xxiv) customer satisfaction; (xxv) workforce diversity; (xxvi) results of clinical trials; (xxvii) acceptance of a new drug application by a regulatory body; (xxviii) regulatory body approval for commercialization of a product; (xxix) regulatory body approval of additional indications or improved labeling for an already-approved product; (xxx) launch of a new drug; (xxxi) completion of out-licensing, in-licensing or disposition of product candidates or other acquisition or disposition projects; (xxxii) successful completion of a financing; (xxxiii) maintenance and enhancement of investor base; and (xxxiv) other measures of performance selected by the Board.

(kk) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board shall appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; and (5) to exclude the effects of any items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement.

(ll) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(mm) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(nn) “Plan” means this ACADIA Pharmaceuticals Inc. 2010 Equity Incentive Plan, as amended.

(oo) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(pp) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(qq) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(rr) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(ss) “Returning Shares” shall have the meaning set forth in Section 1(a).

(tt) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(uu) “Securities Act” means the Securities Act of 1933, as amended.

(vv) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(ww) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(xx) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(yy) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(zz) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(aaa) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

Appendix B

ACADIA PHARMACEUTICALS INC.

2004 EMPLOYEE STOCK PURCHASE PLAN

ADOPTED BY THE BOARD OF DIRECTORS ON FEBRUARY 25, 2004

APPROVED BY STOCKHOLDERS ON MAY 5, 2004

AMENDED BY THE BOARD OF DIRECTORS ON APRIL 29, 2016

APPROVED BY STOCKHOLDERS ON JUNE 10, 2016

AMENDED BY THE BOARD OF DIRECTORS: APRIL 27, 2019

APPROVED BY THE STOCKHOLDERS: [JUNE] [•], 2019

1.	PURPOSE.

(a) The purpose of the Plan is to provide a means by which Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of the Common Stock of the Company.

(b) The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

(c) The Company intends that the Purchase Rights be considered options issued under an Employee Stock Purchase Plan.

2.	DEFINITIONS.

As used in the Plan and any Offering, unless otherwise specified, the following terms have the meanings set forth below:

(a) “Annual Meeting” means the annual meeting of the stockholders of the Company.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means a committee appointed by the Board in accordance with Section 3(c) of the Plan.

(e) “Common Stock” means the common stock of the Company.

(f) “Company” means ACADIA Pharmaceuticals Inc., a Delaware corporation.

(g) “Contributions” means the payroll deductions and other additional payments that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make payments not through payroll deductions only if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld through payroll deductions during the Offering.

(h) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale, exchange, lease, license or other disposition of all or substantially all of the consolidated assets of the Company;

(ii) a sale, exchange or other disposition of more than fifty percent (50%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(i) “Director” means a member of the Board.

(j) “Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(k) “Employee” means any person, including Officers and Directors, who is employed for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. Neither service as a Director nor payment of a director’s fee shall be sufficient to make an individual an Employee of the Company or a Related Corporation.

(l) “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means the value of a security, as determined in good faith by the Board. If the security is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of the security, unless otherwise determined by the Board, shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the relevant security of the Company) on the Trading Day prior to the relevant determination date, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(o) “IPO Date” means the effective date of the initial public offering of the Common Stock.

(p) “Offering” means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.

(q) “Offering Date” means a date selected by the Board for an Offering to commence.

(r) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s) “Participant” means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.

(t) “Plan” means this ACADIA Pharmaceuticals Inc. 2004 Employee Stock Purchase Plan.

(u) “Purchase Date” means one or more dates during an Offering established by the Board on which Purchase Rights shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(v) “Purchase Period” means a period of time specified within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(w) “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(x) “Related Corporation” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(y) “Securities Act” means the Securities Act of 1933, as amended.

(z) “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, whether it be an established stock exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or otherwise, is open for trading.

3.	ADMINISTRATION.

(a) The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b) The Board (or the Committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how Purchase Rights to purchase shares of Common Stock shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).

(ii) To designate from time to time which Related Corporations of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for the administration of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan as provided in Section 15.

(v) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(vi) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

(c) The Board may delegate administration of the Plan to a Committee of the Board composed of one (1) or more members of the Board. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. If administration is delegated to a Committee, references to the Board in this Plan and in the Offering document shall thereafter be deemed to be to the Board or the Committee, as the case may be.

(d) All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

(a) Subject to the provisions of Section 14 relating to adjustments upon changes in stock after the IPO Date, the shares of Common Stock that may be sold pursuant to Purchase Rights shall not exceed in the aggregate 2,525,000 shares of Common Stock.

(b) The shares of Common Stock subject to the Plan may be unissued shares or shares that have been bought on the open market at prevailing market prices or otherwise.

5.	GRANT OF PURCHASE RIGHTS; OFFERING.

(a) The Board may from time to time grant or provide for the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees in an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 6 through 9, inclusive.

(b) If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) shall be exercised.

6.	ELIGIBILITY.

(a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate as provided in Section 3(b), to Employees of a Related Corporation. Except as provided in Section 6(b), an Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, the Board may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than twenty (20) hours per week and more than five (5) months per calendar year.

(b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Purchase Right is granted shall be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii) the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.

(c) No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 6(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options shall be treated as stock owned by such Employee.

(d) As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, shall be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e) Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

7.	PURCHASE RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding fifteen percent (15%), of such Employee’s Earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering.

(b) The Board shall establish one (1) or more Purchase Dates during an Offering as of which Purchase Rights granted pursuant to that Offering shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(c) In connection with each Offering made under the Plan, the Board may specify a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering. In connection with each Offering made under the Plan, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

(d) The purchase price of shares of Common Stock acquired pursuant to Purchase Rights shall be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

8.	PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) A Participant may elect to authorize payroll deductions pursuant to an Offering under the Plan by completing and delivering to the Company, within the time specified in the Offering, an enrollment form (in such form as the Company may provide). Each such enrollment form shall authorize an amount of Contributions expressed as a percentage of the submitting Participant’s Earnings (as defined in each Offering) during the Offering (not to exceed the maximum percentage specified by the Board). Each Participant’s Contributions shall remain the property of the Participant at all times prior to the purchase of Common Stock, but such Contributions may be commingled with the assets of the Company and used for general corporate purposes except where applicable law requires that Contributions be deposited with an independent third party. To the extent provided in the Offering, a Participant may begin making Contributions after the beginning of the Offering. To the extent provided in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. To the extent specifically provided in the Offering, in addition to making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash or check prior to each Purchase Date of the Offering.

(b) During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided otherwise in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the Participant) under the Offering, and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from an Offering shall have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new enrollment form in order to participate in subsequent Offerings.

(c) Purchase Rights granted pursuant to any Offering under the Plan shall terminate immediately upon a Participant ceasing to be an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated or otherwise ineligible Employee all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the terminated or otherwise ineligible Employee) under the Offering.

(d) Purchase Rights shall not be transferable by a Participant otherwise than by will, the laws of descent and distribution, or a beneficiary designation as provided in Section 13. During a Participant’s lifetime, Purchase Rights shall be exercisable only by such Participant.

(e) Unless otherwise specified in an Offering, the Company shall have no obligation to pay interest on Contributions, including, but not limited to, any amounts distributed to Participants pursuant to Sections 8(b), 8(c) and 9(b) hereof.

9.	EXERCISE; HOLDING RESTRICTIONS.

(a) On each Purchase Date during an Offering, each Participant’s accumulated Contributions shall be applied to the purchase of shares of Common Stock up to the maximum number of shares of Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of Purchase Rights unless specifically provided for in the Offering.

(b) If any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount shall be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in Section 8(b), or is not eligible to participate in such Offering, as provided in Section 6, in which case such amount shall be distributed to such Participant after the final Purchase Date, without interest. If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of the Offering, then such remaining amount shall be distributed in full to such Participant at the end of the Offering.

(c) No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all laws applicable to the Plan. If on a Purchase Date during any Offering hereunder the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date under any Offering hereunder, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised and all Contributions accumulated during the Offering (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock) shall be distributed to the Participants.

(d) With respect to any Common Stock of the Company purchased under any Offering, as a condition to participating in, and purchasing shares of Common Stock under this Plan, the Board may require prior to the beginning of such Offering that each Participant must irrevocably agree that, without the prior written consent of the Company, such Participant will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock of the Company (the “Held Shares”) purchased by such Participant in such Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Held Shares, in each case before the passage of a holding period determined by the Board which commences on the date the Participant purchased the applicable Held Shares (the “Holding Period”). The Company may impose stop-transfer instructions with respect to the shares of Common Stock subject to the foregoing restriction until the end of the applicable Holding Period.

(e) Each Participant understands and agrees that on any certificates evidencing the shares of Common Stock purchased under the Plan, the Company may place a legend, substantially in the form of the following:

THE SHARES EVIDENCED BY THIS CERTIFICATE CANNOT BE SOLD UNTIL [INSERT DATE THAT IS EQUAL TO THE HOLDING PERIOD AFTER THE DATE OF PURCHASE].

10.	COVENANTS OF THE COMPANY.

The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights. If, after commercially reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of shares of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell shares of Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

11.	USE OF PROCEEDS FROM SHARES OF COMMON STOCK.

Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights shall constitute general funds of the Company.

12.	RIGHTS AS A STOCKHOLDER.

A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

13.	DESIGNATION OF BENEFICIARY.

(a) A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Common Stock or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering. Any such designation shall be on a form provided by or otherwise acceptable to the Company.

(b) The Participant may change such designation of beneficiary at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

14.	ADJUSTMENTS UPON CHANGES IN SECURITIES; CORPORATE TRANSACTIONS.

(a) If, after the IPO Date, any change is made in the shares of Common Stock, subject to the Plan, or subject to any Purchase Right, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan shall be appropriately adjusted in the type(s), class(es) and maximum number of shares of Common Stock subject to the Plan pursuant to Section 4(a), and the outstanding Purchase Rights shall be appropriately adjusted in the type(s), class(es), number of shares and purchase limits of such outstanding Purchase Rights. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

(b) In the event of a Corporate Transaction, then: (i) any surviving or acquiring corporation may continue or assume Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation does not continue or assume such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then, the Participants’ accumulated

Contributions shall be used to purchase shares of Common Stock within ten (10) business days prior to the Corporate Transaction under the ongoing Offering, and the Participants’ Purchase Rights under the ongoing Offering shall terminate immediately after such purchase.

15.	AMENDMENT OF THE PLAN.

(a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 14 relating to adjustments upon changes in securities and except as to amendments solely to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants or the Company or any Related Corporation, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code or other applicable laws or regulations.

(b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans or to bring the Plan and/or Purchase Rights into compliance therewith.

(c) The rights and obligations under any Purchase Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan except: (i) with the consent of the person to whom such Purchase Rights were granted, or (ii) as necessary to comply with any laws or governmental regulations (including, without limitation, the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans).

16.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board in its discretion may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the shares of Common Stock reserved for issuance under the Plan, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Any benefits, privileges, entitlements and obligations under any Purchase Rights while the Plan is in effect shall not be impaired by suspension or termination of the Plan except (i) as expressly provided in the Plan or with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, regulations, or listing requirements, or (iii) as necessary to ensure that the Plan and/or Purchase Rights comply with the requirements of Section 423 of the Code.

17.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective as determined by the Board, but no Purchase Rights shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

18.	MISCELLANEOUS PROVISIONS.

(a) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering shall in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

(b) The provisions of the Plan shall be governed by the laws of the State of California without resort to that state’s conflicts of laws rules.

ACADIA Pharmaceuticals Inc. MMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! MR A SAMPLE You may vote online or by phone instead of mailing this card. DESIGNATION (IF ANY) Votes submitted electronically must be ADD 1 ADD 2 received by 11:59 p.m., Eastern Time, on ADD 3 June 25, 2019. ADD 4 ADD 5 Online ADD 6 Go to www.investorvote.com/ACAD or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Using a black ink pen, mark your votes with an X as shown in this example. Sign up for electronic delivery at Please do not write outside the designated areas. www.investorvote.com/ACAD Annual Meeting Proxy Card 1234 5678 9012 345 qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE NAMED BELOW AND FOR PROPOSALS 2, 3, 4 AND 5. + 1. To elect two Class III directors named herein to hold office until our 2022 Annual Meeting of Stockholders. 01—Laura Brege 02—Stephen Davis Mark here to vote Mark here to WITHHOLD For All EXCEPT—To withhold authority to vote for any nominee(s), FOR all nominees vote from all nominees write the name(s) of such nominee(s) below. For Against Abstain For Against Abstain 2. To approve an amendment to our 2010 Equity Incentive Plan, as 3. To approve an amendment to our 2004 Employee Stock amended, to, among other things, increase the aggregate Purchase Plan, as amended, to, among other things, increase number of shares of common stock authorized for issuance the aggregate number of shares of common stock authorized under the plan by 8,300,000 shares. for issuance under the plan by 600,000 shares. 4. To approve, on an advisory basis, the compensation of our 5. To ratify the selection of Ernst & Young LLP as our independent named executive officers, as disclosed in the proxy statement registered public accounting firm for the fiscal year ending for the annual meeting December 31, 2019. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890                J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMM 1UPX 419225 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement, Form 10-K for the Year Ended December 31, 2018 and Annual Report to Stockholders are available at http://ir.acadia-pharm.com. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/ACAD qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — ACADIA Pharmaceuticals Inc. + 3611 Valley Centre Drive, Suite 300 San Diego, California 92130 PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 26, 2019 The undersigned hereby appoints Stephen R. Davis, Austin D. Kim and Elena Ridloff, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of ACADIA Pharmaceuticals Inc. which the undersigned may be entitled to vote at the 2019 Annual Meeting of Stockholders of ACADIA Pharmaceuticals Inc. to be held on June 26, 2019 at 8:00 a.m. local time at the Hilton La Jolla Torrey Pines, 10950 North Torrey Pines Road, La Jolla, CA 92037, and at any and all postponements, continuations and adjournments thereof, with all power that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. The undersigned hereby revokes all previously submitted proxies for the Annual Meeting of Stockholders to be held on June 26, 2019. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR EACH NOMINEE LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5, EACH AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. (Continued and to be marked, dated and signed, on the other side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. +